                                                                     Ex-99.17(g)

                       SUPPLEMENT - DATED AUGUST 26, 2009
      TO THE STATEMENTS OF ADDITIONAL INFORMATION, AND SUPPLEMENTS THERETO,
                                 AS SHOWN BELOW:

FUND                                                 SAI DATED      THE SUPPLEMENT THERETO:
----                                                 ---------   -----------------------------
SELIGMAN CAPITAL FUND, INC.                          5/1/09
SELIGMAN CASH MANAGEMENT FUND, INC.                  5/1/09
SELIGMAN CORE FIXED INCOME FUND, INC.                2/2/09      Supplement dated May 20, 2009
SELIGMAN COMMON STOCK FUND, INC.                     5/1/09
SELIGMAN COMMUNICATIONS AND INFORMATION FUND, INC.   5/1/09
SELIGMAN FRONTIER FUND, INC.                         3/2/09      Supplement dated May 20, 2009
SELIGMAN GLOBAL FUND SERIES, INC.                    3/2/09      Supplement dated May 20, 2009
                                                     7/1/09
SELIGMAN GROWTH FUND, INC.                           5/1/09
SELIGMAN HIGH INCOME FUND SERIES                     5/1/09
SELIGMAN INCOME AND GROWTH FUND, INC.                5/1/09
SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.       5/1/09
SELIGMAN MUNICIPAL FUND SERIES, INC.                 2/2/09      Supplement dated May 20, 2009
SELIGMAN MUNICIPAL SERIES TRUST                      2/2/09      Supplement dated May 20, 2009
SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.          2/2/09      Supplement dated May 20, 2009
SELIGMAN VALUE FUND SERIES, INC.                     5/1/09

THE STATEMENTS OF ADDITIONAL INFORMATION, AND THE SUPPLEMENTS THERETO AS SHOWN ABOVE, FOR EACH OF THE ABOVE-LISTED FUNDS IS HEREBY REVISED AS FOLLOWS:

The following is hereby added to the section "Investing in a Fund" after the existing paragraph under the caption "Class A Shares":

     For Class A shares purchased without a sales charge where a commission was separately paid by the distributor to an authorized financial intermediary effecting the purchase, a 1% CDSC may be charged if you sell your shares within 18 months after purchase. A CDSC will be based on the original purchase cost or the current market value of the shares being sold, whichever is less.

The following is hereby added to the section "Investing in a Fund" following the last bulleted paragraph under the caption "Initial Sales Charge -- Waivers of the sales charge for Class A shares."

     "CDSC -- WAIVERS OF THE CDSC FOR CLASS A SHARES. The CDSC will be waived on sales of shares:"

The following is hereby deleted from the "Investing in a Fund" section under the caption "CDSC - Waivers of the CDSC for Class B shares.":

     - for shares of Seligman funds in retail retirement plans sold to Merrill to which no sales commission or transaction fee was paid to an authorized financial institution at the time of purchase."

The following is hereby added to the section "Investing in a Fund" under the following captions:

a) "CDSC -- WAIVERS OF THE CDSC FOR CLASS A SHARES. The CDSC will be waived on sales of shares:"

b) "CDSC -- WAIVERS OF THE CDSC FOR CLASS B SHARES. The CDSC will be waived on sales of shares:"

c) "CDSC -- WAIVERS OF THE CDSC FOR CLASS C SHARES. The CDSC will be waived on sales of shares:"

     - in connection with participation in the Merrill Lynch Small Market 401(k) Program, retirement programs administered or serviced by the Princeton Retirement Group, Paychex, ADP Retirement Services, Hartford Securities Distribution Company, Inc. or NYLIM Service Company LLC, retirement programs or accounts administered or serviced by Mercer HR Services, LLC or its affiliates, or retirement programs or accounts administered or serviced by firms that have a written agreement with the distributor that contemplates a waiver of CDSCs, provided that no sales commission or transaction fee was paid to such authorized financial institution at the time of purchase.

THE STATEMENTS OF ADDITIONAL INFORMATION, FOR EACH OF THE ABOVE-LISTED FUNDS EXCEPT FOR:

     -    SELIGMAN COMMON STOCK FUND, INC.,

     -    SELIGMAN CORE FIXED INCOME FUND, INC.,

     -    SELIGMAN HIGH INCOME FUND SERIES, AND

     -    SELIGMAN INCOME AND GROWTH FUND, INC.

ARE HEREBY REVISED AS FOLLOWS:

The table of "Fund Officers" which appears in the section "Management of the Series" or "Management of the Fund", as applicable, is hereby revised as follows:

The entry for Lawrence P. Vogel is hereby replaced with the following:

                                      POSITION WITH
                                     FUND/SERIES AND
NAME, ADDRESS, AGE                LENGTH OF TIME SERVED            PRINCIPAL OCCUPATION DURING LAST FIVE YEARS
------------------                ---------------------   -------------------------------------------------------------
Jeffrey P. Fox                    Treasurer since 2009    Vice President - Investment Accounting, Ameriprise Financial,
105 Ameriprise Financial Center                           Inc. since 2002; Chief Financial Officer, RiverSource
Minneapolis, MN 55474                                     Distributors, Inc. since 2006
Age 54

SUPPLEMENT DATED JULY 27, 2009 TO THE STATEMENT OF ADDITIONAL INFORMATION, DATED
              MAY 1, 2009, FOR SELIGMAN CASH MANAGEMENT FUND, INC.
                                  (THE "FUND")

The following change will be effective on or about September 25, 2009:

The FUND NAME will be changed to RiverSource Government Money Market Fund.

    STATEMENT OF ADDITIONAL INFORMATION (SAI) SUPPLEMENT DATED JUNE 22, 2009*

FUND                                                                SAI DATE        FORM #
------------------------------------------------------------------------------------------------
RIVERSOURCE VARIABLE PORTFOLIO FUNDS                                MAY 1, 2009     S-6466-20 AG
RIVERSOURCE DISCIPLINED ASSET ALLOCATION PORTFOLIOS                 MAY 1, 2009     S-6521-20 C
SELIGMAN ASSET ALLOCATION SERIES, INC.                              MAY 1, 2009     N/A
SELIGMAN CAPITAL FUND, INC.                                         MAY 1, 2009     N/A
SELIGMAN CASH MANAGEMENT FUND, INC.                                 MAY 1, 2009     N/A
SELIGMAN COMMON STOCK FUND, INC.                                    MAY 1, 2009     N/A
SELIGMAN COMMUNICATIONS AND INFORMATION FUND, INC.                  MAY 1, 2009     N/A
SELIGMAN CORE FIXED INCOME FUND, INC.                               FEB. 2, 2009    N/A
SELIGMAN FRONTIER FUND, INC.                                        MARCH 2, 2009   N/A
SELIGMAN GLOBAL FUND SERIES, INC.                                   MARCH 2, 2009   N/A
SELIGMAN GROWTH FUND, INC.                                          MAY 1, 2009     N/A
SELIGMAN HIGH INCOME FUND SERIES                                    MAY 1, 2009     N/A
SELIGMAN INCOME AND GROWTH FUND, INC.                               MAY 1, 2009     N/A
SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.                      MAY 1, 2009     N/A
SELIGMAN MUNICIPAL FUND SERIES, INC.                                FEB. 2, 2009    N/A
SELIGMAN MUNICIPAL SERIES TRUST                                     FEB. 2, 2009    N/A
SELIGMAN NEW JERSEY MUNICIPAL FUND, INC.                            FEB. 2, 2009    N/A
SELIGMAN PENNSYLVANIA MUNICIPAL FUND SERIES                         FEB. 2, 2009    N/A
SELIGMAN PORTFOLIOS, INC.                                           MAY 1, 2009     N/A
SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.                         FEB. 2, 2009    N/A
SELIGMAN VALUE FUND SERIES, INC.                                    MAY 1, 2009     N/A


The section, Portfolio Holdings Disclosure, for each of the above listed funds has been revised as follows:

PORTFOLIO HOLDINGS DISCLOSURE
Each fund's Board and the investment manager believe that the investment ideas of the investment manager with respect to management of a fund should benefit the fund and its shareholders, and do not want to afford speculators an opportunity to profit by anticipating fund trading strategies or by using fund portfolio holdings information for stock picking. However, each fund's Board also believes that knowledge of the fund's portfolio holdings can assist shareholders in monitoring their investments, making asset allocation decisions, and evaluating portfolio management techniques.

Each fund's Board has therefore adopted the investment manager's policies and approved the investment manager's procedures, including the investment manager's oversight of subadviser practices, relating to disclosure of the fund's portfolio securities. These policies and procedures are intended to protect the confidentiality of fund portfolio holdings information and generally prohibit the release of such information until such information is made public, unless such persons have been authorized to receive such information on a selective basis, as described below. It is the policy of the fund not to provide or permit others to provide portfolio holdings on a selective basis, and the investment manager does not intend to selectively disclose portfolio holdings or expect that such holdings information will be selectively disclosed, except where necessary for the fund's operation or where there are legitimate business purposes for doing so and, in any case, where conditions are met that are designed to protect the interests of the fund and its shareholders. Although the investment manager seeks to limit the selective disclosure of portfolio holdings information and such selective disclosure is monitored under the fund's compliance program for conformity with the policies and procedures, there can be no assurance that these policies will protect the fund from the potential misuse of holdings information by individuals or firms in possession of that information. Under no circumstances may the investment manager, its affiliates or any employee thereof receive any consideration or compensation for disclosing such holdings information.

A complete schedule of each fund's portfolio holdings is available semi-annually and annually in shareholder reports filed on Form N-CSR and, after the first and third fiscal quarters, in regulatory filings on Form N-Q. These shareholder reports and regulatory filings are filed with the SEC in accordance with federal securities laws and are generally available within sixty (60) days of the end of a fund's fiscal quarter, on the SEC's website. In addition, the investment manager makes publicly available information regarding a fund's top ten holdings (including name and percentage of a fund's assets invested in each such holding) and the percentage breakdown of a fund's investments by country, sector and industry, as applicable. This holdings information is made publicly available through the website as of month-end, approximately ten (10) days following the month-end. In addition to the monthly top ten holdings and the portfolio holdings information made available on the SEC website as part of a fund's annual, semi-annual and fiscal quarter filings, the investment manager also publishes on its website each fund's full portfolio holdings (including name and percentage of a fund's assets invested in each such holding) as of the end of each calendar quarter. This full list of portfolio holdings is made available approximately thirty (30) days following the end of each calendar quarter.

From time to time, the investment manager may make partial or complete fund holdings information that is not publicly available on the website or otherwise available in advance of the time restrictions noted above (1) to its affiliated and unaffiliated service providers that require the information in the normal course of business in order to provide services to the fund (including, without limitation entities identified by name in the fund's prospectus or this SAI, such as custodians, auditors, subadvisers, financial printers (Cenveo, Inc., Bowne, Vestek, Data Communique, Inc.), pricing services (including Reuters Pricing Service, FT Interactive Data Corporation, Bear Stearns Pricing Service, and Kenny S&P), proxy voting services (such as Risk Metrics), and companies that deliver or support systems that provide analytical or statistical information (including Factset Research Systems, Bloomberg, L.P.), (2) to facilitate the review and/or rating of the fund by ratings and rankings agencies (including Morningstar, Inc., Thomson Financial and Lipper Inc.), (3) entities that provide trading, research or other investment related services (including Citigroup, Merrill Lynch & Co., and Morgan Stanley), and (4) fund intermediaries that include the funds in discretionary wrap or other investment programs that request such information in order to support the services provided to investors in the programs. In such situations, the information is released subject to confidentiality agreements, duties imposed under applicable policies and procedures (for example, applicable codes of ethics) designed to prevent the misuse of confidential information, general duties under applicable laws and regulations, or other such duties of confidentiality. In addition, the fund discloses holdings information as required by federal, state or international securities laws, and may disclose holdings information in response to requests by governmental authorities, or in connection with litigation or potential litigation, a restructuring of a holding, where such disclosure is necessary to participate or explore participation in a restructuring of the holding (e.g., as part of a bondholder group), or to the issuer of a holding, pursuant to a request of the issuer or any other party who is duly authorized by the issuer.

Each fund's Board has adopted the policies of the investment manager and approved the procedures Ameriprise Financial has established to ensure that the fund's holdings information is only disclosed in accordance with these policies. Before any selective disclosure of holdings information is permitted, the person seeking to disclose such holdings information must submit a written request to the Portfolio Holdings Committee ("PHC"). The PHC is comprised of members from the investment manager's General Counsel's Office, Compliance, and Communications. The PHC has been authorized by the fund's Board to perform an initial review of requests for disclosure of holdings information to evaluate whether there is a legitimate business purpose for selective disclosure, whether selective disclosure is in the best interests of a fund and its shareholders, to consider any potential conflicts of interest between the fund, the investment manager, and its affiliates, and to safeguard against improper use of holdings information. Factors considered in this analysis are whether the recipient has agreed to or has a duty to keep the holdings information confidential and whether risks have been mitigated such that the recipient has agreed or has a duty to use the holdings information only as necessary to effectuate the purpose for which selective disclosure was authorized, including a duty not to trade on such information. Before portfolio holdings may be selectively disclosed, requests approved by the PHC must also be authorized by a fund's Chief Compliance Officer or the fund's General Counsel. On at least an annual basis the PHC reviews the approved recipients of selective disclosure and, where appropriate, requires a resubmission of the request, in order to re-authorize any ongoing arrangements. These procedures are intended to be reasonably designed to protect the confidentiality of fund holdings information and to prohibit their release to individual investors, institutional investors, intermediaries that distribute the fund's shares, and other parties, until such holdings information is made public or unless such persons have been authorized to receive such holdings information on a selective basis, as set forth above.

Although the investment manager has set up these procedures to monitor and control selective disclosure of holdings information, there can be no assurance that these procedures will protect a fund from the potential misuse of holdings information by individuals or firms in possession of that information.

For each of Seligman Capital Fund, Seligman Communications and Information Fund, Seligman Frontier Fund, Seligman Growth Fund, Seligman Value Fund Series, Inc. on behalf of its Seligman Large-Cap Value Fund and Seligman Smaller-Cap Value Fund (each, a "fund"), the last sentence of the second paragraph (the last sentence of the first paragraph in Seligman Frontier Fund's SAI) under Investment Strategies and Risks -- Foreign Securities has been revised as follows:

The fund may invest up to 25% of its net assets in foreign investments.

For Seligman LaSalle Real Estate Fund Series, Inc. on behalf of its Seligman LaSalle Monthly Dividend Fund, the first and second sentences of the first paragraph under Investment Strategies and Risks -- Foreign Securities have been revised as follows:

The Monthly Dividend Fund may invest up to 25% of its net assets in foreign investments.

For Seligman Portfolios, Inc., the first sentence of the first paragraph under Investment Strategies and Risks -- Foreign Investment Risk Factors has been revised as follows:

Each of Seligman Global Technology Portfolio and Seligman International Growth Portfolio may invest up to 100% of its total assets in foreign securities. Each of Seligman Capital Portfolio, Seligman Communications and Information Portfolio, Seligman Large-Cap Value Portfolio and Seligman Smaller-Cap Value Portfolio may invest up to 25% of its net assets in foreign investments. Each of Seligman Cash Management Portfolio, Seligman Common Stock Portfolio and Seligman Investment Grade Fixed Income Portfolio may invest up to 10% of its total assets in foreign securities, except that this 10% limit does not apply to foreign securities held through Depositary Receipts which are traded in the US or to commercial paper and certificates of deposit issued by foreign banks.

For Seligman Portfolios, Inc., the first sentence of the first paragraph under Investment Strategies and Risks -- Other Investment Companies has been revised as follows:

Each Portfolio may invest in securities issued by other investment companies.

S-6466-120 A (6/09)
* Valid until next update

                       SELIGMAN CASH MANAGEMENT FUND, INC.
                                  (the "Fund")

                       Statement of Additional Information
                                   May 1, 2009

                         200 Ameriprise Financial Center
                              Minneapolis, MN 55474
                                 (212) 850-1864

                       Toll Free Telephone: (800) 221-2450
      For Retirement Plan Information - Toll-Free Telephone: (800) 445-1777

Effective November 7, 2008, RiverSource Investments, LLC ("RiverSource Investments" or "investment manager"), investment manager to the RiverSource Family of Funds, and a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), completed its acquisition (the "Acquisition") of J. &
W. Seligman & Co. Incorporated ("Seligman"). With the Acquisition completed and shareholders of the Fund having previously approved (at a special meeting held on November 3, 2008) a new investment management services agreement ("Management Agreement") between RiverSource Investments and the Fund, RiverSource Investments is the new investment manager of the Fund effective November 7, 2008.

This Statement of Additional Information ("SAI") expands upon and supplements the information contained in the Fund's current Prospectus, dated May 1, 2009, offering Class A shares, Class B shares, Class C shares and Class R shares, and the Fund's current Prospectus, dated May 1, 2009 offering Class I shares (together, the "Prospectuses"). Effective on or about June 13, 2009, the Seligman funds' Class R shares will be renamed as Class R2 shares and the Seligman funds' Class I shares will be renamed as Class R5 shares. At such time, the Fund will then offer the following classes of shares: Class A, Class B, Class C, Class R2 and Class R5 shares.

This SAI, although not in itself a Prospectus, is incorporated by reference into the Prospectuses in its entirety. It should be read in conjunction with the Prospectuses, which you may obtain by writing or calling the Fund at the above address or telephone numbers, respectively.

The financial statements and notes included in the Fund's Annual Report, which includes the Report of Independent Registered Public Accounting Firm thereon, are incorporated herein by reference. The Annual Report will be furnished to you without charge if you request a copy of this SAI.

The RiverSource Family of Funds includes a comprehensive array of funds from RiverSource Investments, including the Seligman funds. RiverSource Investments has also partnered with a number of professional investment managers, including its affiliate, Threadneedle Investments, to expand the array of funds offered in the RiverSource Family of Funds. The Seligman funds share the same Board of Directors/Trustees as the other funds in the RiverSource Family of Funds. Effective on or about June 13, 2009, the Seligman funds will share the same policies and procedures as, and maybe exchanged for shares of, the RiverSource funds, RiverSource Partners funds and Threadneedle funds. For example, for purposes of calculating the initial sales charge on the purchase of Class A shares of a Seligman fund, for rights of cumulation purposes, an investor or financial advisor may include the market value of any RiverSource funds, RiverSource Partners funds or Threadneedle funds in this calculation. This SAI includes a list of mutual funds included in RiverSource Family of Funds.

The Fund is governed by a Board that meets regularly to review a wide variety of matters affecting the Fund. Detailed information about Fund governance, the Fund's investment manager, RiverSource Investments and other aspects of Fund management can be found by referencing the Table of Contents below.

The website references in this SAI are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this SAI.

                               Table of Contents

Fund History .............................................................     3
Description of the Fund and its Investments and Risks ....................     3
Management of the Fund ...................................................     7
Control Persons and Principal Holders of Securities ......................    14
Investment Advisory and Other Services ...................................    15
Securities Transactions ..................................................    20
Capital Stock and Other Securities .......................................    23
Investing in a Fund ......................................................    23
Taxation of the Fund .....................................................    30
Underwriters .............................................................    34
Calculation of Yield .....................................................    35
Financial Statements .....................................................    36
Information Regarding Pending and Settled Legal Proceedings ..............    36
General Information ......................................................    38
Appendix A-The Seligman Funds ............................................    40
Appendix B-The RiverSource Funds, RiverSource Partners funds, and
   Threadneedle funds ....................................................    41
Appendix C-Investment Management Fee Schedule ............................    42
Appendix D-Administrative Services Fee Schedule ..........................    45

TXCM1A

                                  FUND HISTORY

The Fund was incorporated under the laws of the state of Maryland on July 12, 1976. As of November 7, 2008, the Fund is part of the RiverSource Family of Funds. The RiverSource Family of Funds includes a comprehensive array of funds managed by RiverSource Investments, including the Fund and the other Seligman mutual funds.

              DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS

Classification

The Fund is a diversified open-end management investment company, or mutual fund.

Investment Strategies and Risks

The following information regarding the Fund's investments and risks supplements the information contained in the Fund's Prospectuses.

The Fund will invest only in US dollar-denominated securities having a remaining maturity of 13 months (397 days) or less and will maintain a dollar-weighted average portfolio maturity of 90 days or less. The Fund will limit its investments to those securities that, in accordance with guidelines adopted by the Fund's Board of Directors, present minimal credit risks. Accordingly, the Fund will not purchase any security (other than a US government security) unless
(i) it is rated in one of the two highest rating categories assigned to short-term debt securities by at least two nationally recognized statistical rating organizations ("NRSRO's") such as Moody's Investors Service ("Moody's") and Standard & Poor's Ratings Services ("S&P"), or (ii) if not so rated, it is determined to be of comparable quality. Determinations of the comparable quality will be made in accordance with procedures established by the Directors. These standards must be satisfied at the time an investment is made. If the quality of the investment later declines, the Fund may continue to hold the investment, subject in certain circumstances to a finding by the Board of Directors that disposing of the investment would not be in the Fund's best interest.

Presently, the Fund only invests in either US government securities or securities that are rated in the top category by Moody's and S&P. However, the Fund is permitted to invest up to 5% of its assets in securities rated in the second highest rating category by two NRSRO's, provided that not more than the greater of 1% of its total assets or $1,000,000 are invested in any one such security.

COMMERCIAL PAPER AND SHORT-TERM CORPORATE DEBT SECURITIES. The Fund may invest in commercial paper and short-term corporate debt securities. Commercial paper includes short-term unsecured promissory notes with maturities not exceeding nine months issued in bearer form by bank holding companies, corporations and finance companies to finance short-term credit needs. Corporate debt securities include bonds and notes issued by corporations to finance longer-term credit needs. Investments in commercial paper issued by bank holding companies will be limited at the time of investment to the 100 largest US bank holding companies in terms of assets.

MONEY MARKET INSTRUMENTS. The Fund invests in high-quality money market instruments having a remaining maturity of 13 months (397 days) or less, including the following:

US Government, Agency and Instrumentality Obligations. These securities are issued or guaranteed as to principal and interest by the United States government or by agencies or instrumentalities thereof and include a variety of obligations, which differ in their interest rates, maturities, and dates of issue. Some of these obligations are issued directly by the United States Treasury such as US Treasury Bills, notes, and bonds; others are guaranteed by the US Treasury, such as securities issued by the Small Business Administration, the General Services Administration, and Farmers Home Administration; others are supported by the right of the issuer to borrow from the Treasury, such as securities issued by Federal Home Loan Banks; while others are supported only by the credit of the agency or instrumentality and not by the Treasury, such as securities issued by the Federal National Mortgage Association. There can be no assurance that the US Government will provide financial support to such an agency or instrumentality if it is not obligated to do so by law.

Bank Obligations. These instruments include obligations of domestic banks (including foreign branches) and foreign banks with maturities not exceeding 13 months (397 days) including negotiable certificates of deposit, bank notes, bankers' acceptances, fixed time deposits and commercial paper. Investments in such obligations will be limited at the time of investment to the obligations of the 100 largest domestic banks in terms of assets which are subject to regulatory supervision by the US Government or state governments and the obligations of the 100 largest foreign banks in terms of assets with branches or agencies in the United States.

Negotiable certificates of deposit are certificates issued against funds deposited in a bank. They are for a definite period of time, earn a specific rate of return, and are negotiable. Bankers' acceptances are short-term credit instruments primarily used to finance the import, export, transfer or storage of goods. They are termed "accepted" when a bank guarantees their payment at maturity. Fixed time deposits represent funds deposited in a bank. They are for a definite period of time and earn a specific rate of return. Fixed time deposits are made in foreign branches of domestic banks and in foreign banks. Fixed time deposits, unlike negotiable certificates of deposit, generally do not have a market and may be subject to penalties for early withdrawal of funds.

Investments in foreign banks and foreign branches of United States banks involve certain risks not generally associated with investments in domestic banks. While domestic banks and US branches of foreign banks are required to maintain certain reserves and are subject to other regulations, such requirements and regulations may not apply to foreign branches. Investments in foreign banks and branches may also be subject to other risks, including future political and economic developments, the seizure or nationalization of foreign deposits and the establishment of exchange controls or other restrictions.

REPURCHASE AGREEMENTS. The Fund may enter into repurchase agreements under which it acquires a money market instrument, qualified for purchase by the Fund, subject to resale at an agreed upon price and date. Such resale price reflects an agreed upon interest rate effective for the period of time the instrument is held by the Fund and is unrelated to the interest rate on the instrument. Repurchase agreements usually are for short periods, such as one week or less, but may be for longer periods. Although the Fund may enter into repurchase agreements with respect to any money market instruments qualified for purchase, such agreements generally involve US Government securities. Repurchase agreements could involve certain risks in the event of bankruptcy or other default by the seller, including possible delays and expenses in liquidating the securities underlying the agreement, decline in value of the underlying securities and loss of interest.

The Fund will not invest more than 10% of its assets in repurchase agreements of more than one week's duration and in fixed time deposits, other than overnight deposits, subject to withdrawal penalties.

LENDING OF PORTFOLIO SECURITIES. The Fund may lend portfolio securities to brokers, dealers and financial institutions provided that cash, or equivalent collateral, equal to at least 100% of the market value of the securities loaned is maintained by the borrower with the Fund. During the time such securities are on loan, the borrower will pay the Fund any income accruing thereon and the Fund may invest the cash collateral and earn additional income or may receive an agreed upon fee from the borrower who has delivered equivalent collateral. Loans are subject to termination at the option of the Fund or the borrower. The Fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. The Fund will not lend more than 25% of the value of its total assets, and it is not intended that payments received on account of interest paid on securities loaned will exceed 10% of the annual gross income of the Fund without offset for realized short-term capital losses, if any. The Fund has not loaned any portfolio securities to date.

Except as otherwise specifically noted above, the Fund's investment strategies are not fundamental and the Fund, with the approval of the Board of Directors, may change such strategies without the vote of shareholders.

Fundamental Restrictions

The Fund is subject to fundamental policies that place restrictions on certain types of investments. These policies cannot be changed except by vote of a majority of the Fund's outstanding voting securities. Under these policies, the Fund may not:

- Issue senior securities or borrow money, except from banks for temporary purposes in an amount not to exceed 5% of the value of the total assets of the Fund;

- Make loans, except loans of portfolio securities and except to the extent that the purchase of notes, bonds or other evidences of indebtedness, the entry into repurchase agreements or deposits with banks, may be considered loans;

- Mortgage or pledge any of its assets, except to the extent, up to a maximum of 5% of its total assets, necessary to secure borrowings permitted by paragraph 1;

- Underwrite the securities of other issuers; make "short" sales of securities, or purchase securities on "margin"; write or purchase put or call options;

- Invest more than 25% of the market value of its total assets in securities of issuers in any one industry, provided that the Fund reserves the right to concentrate investments in money market instruments issued by the US Government or its agencies or instrumentalities or banks or bank holding companies;

- Invest more than 5% of its gross assets (taken at market) in the securities of any one issuer, other than the US Government, its agencies or instrumentalities, or buy more than 10% of the voting securities of any one issuer, other than US Government agencies or instrumentalities;

- Buy or hold any real estate or securities of corporations or trusts whose principal business is investing in interests in real estate, or buy or hold oil or gas interests, or buy or hold any commodity or commodity contracts;

- Buy securities of any company which, with their predecessors, have been in operation less than three continuous years, provided however, that securities guaranteed by a company that (including predecessors) has been in operation at least three continuous years shall be excluded;

- Invest in securities with contractual or other restrictions on resale, except in connection with repurchase agreements;

- Deal with its directors and officers, or firms they are associated with, in the purchase or sale of securities except as broker, or purchase or hold the securities of any issuer, if to its knowledge, directors or officers of the Fund or of the Manager individually owning beneficially more than 0.5% of the securities of that other company own in the aggregate more than 5% of such securities; or

- Invest in the securities of companies for purposes of exercising control or management of such companies or in securities issued by other investment companies, except in connection with a merger, consolidation, acquisition or reorganization or for the purpose of hedging the Fund's obligations under its deferred compensation plan for directors.

For purposes of applying the 25% limitation on the securities of issuers in any particular industry (as described above), the Fund will generally use the industry classifications provided by the Global Industry Classification System.

The Fund also may not change its investment objective without shareholder approval.

Under the Investment Company Act of 1940, as amended ("1940 Act"), a "vote of a majority of the outstanding voting securities" of the Fund means the affirmative vote of the lesser of (l) more than 50% of the outstanding shares of the Fund; or (2) 67% or more of the shares present at a shareholders' meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy.

The Fund also may not acquire any securities of a registered open-end investment company or a registered unit investment trust in reliance on subparagraph (F) or subparagraph (G) of Section 12(d)(1) of the 1940 Act. This policy is not fundamental.

Disclosure of Portfolio Holdings

Each fund's Board and the investment manager believe that the investment ideas of the investment manager with respect to management of a fund should benefit the fund and its shareholders, and do not want to afford speculators an opportunity to profit by anticipating fund trading strategies or by using fund portfolio holdings information for stock picking. However, each fund's Board also believes that knowledge of the fund's portfolio holdings can assist shareholders in monitoring their investments, making asset allocation decisions, and evaluating portfolio management techniques.

Each fund's Board has therefore adopted the investment manager's policies and approved the investment manager's procedures, including the investment manager's oversight of subadviser practices, relating to disclosure of the fund's portfolio securities. These policies and procedures are intended to protect the confidentiality of fund portfolio holdings information and generally prohibit the release of such information until such information is made public, unless such persons have been authorized to receive such information on a selective basis, as described below. It is the policy of the fund not to provide or permit others to provide holdings information on a selective basis, and the investment manager does not intend to selectively disclose holdings information or expect that such holdings information will be selectively disclosed, except where necessary for the fund's operation or where there are legitimate business purposes for doing so and, in any case, where conditions are met that are designed to protect the interests of the fund and its shareholders. Although the investment manager seeks to limit the selective disclosure of portfolio holdings information and such selective disclosure is monitored under the fund's compliance program for conformity with the policies and procedures, there can be no assurance that these policies will protect the fund from the potential misuse of holdings information by individuals or firms in possession of that information. Under no circumstances may the investment manager, its affiliates or any employee thereof receive any consideration or compensation for disclosing such holdings information.

A complete schedule of each fund's portfolio holdings is available semi-annually and annually in shareholder reports filed on Form N-CSR and, after the first and third fiscal quarters, in regulatory filings on Form N-Q. These shareholder reports and regulatory filings are filed with the SEC in accordance with federal securities laws and are generally available within sixty (60) days of the end of a fund's fiscal quarter, on the SEC's website. Once holdings information is filed with the SEC, it will also be posted on the website for the RiverSource funds at riversource.com/funds and for the Seligman funds at seligman.com, and it may be mailed, e-mailed or otherwise transmitted to any person.

In addition, the investment manager makes publicly available information regarding a fund's top ten holdings (including name and percentage of a fund's assets invested in each such holding) and the percentage breakdown of a fund's investments by country, sector and industry, as applicable. This holdings information is generally made available through the website, marketing communications (including printed advertisements and sales literature), and/or telephone customer service centers that support the fund. This holdings information is generally as of a month-end and is not released until it is at least fifteen (15) days old.

From time to time, the investment manager may make partial or complete fund holdings information that is not publicly available on the website or otherwise available in advance of the time restrictions noted above (1) to its affiliated and unaffiliated service providers that require the information in the normal course of business in order to provide services to the fund (including, without limitation entities identified by name in the fund's prospectus or this SAI, such as custodians, auditors, subadvisers, financial printers (Cenveo, Inc., Vestek, Data Communique, Inc.), pricing services (including Reuters Pricing Service, FT Interactive Data Corporation, Bear Stearns Pricing Service, and Kenny S&P), proxy voting services (Risk Metrics Group, formerly Institutional Shareholder Services), and companies that deliver or support systems that provide analytical or statistical information (including Factset Research Systems, Bloomberg, L.P. Investment Technology Group, Inc.), operational functions (Brown Brothers Harriman & Co. (2) to facilitate the review and/or rating of the fund by ratings and rankings agencies (including Morningstar, Inc., Thomson Financial and Lipper Inc.), (3) entities that provide trading, research or other investment related services (including Citigroup, Lehman Brothers Holdings, Merrill Lynch & Co., and Morgan Stanley), and (4) fund intermediaries that include the funds in discretionary wrap or other investment programs that request such information in order to support the services provided to investors in the programs. In such situations, the information is released subject to confidentiality agreements, duties imposed under applicable policies and procedures (for example, applicable codes of ethics) designed to prevent the misuse of confidential information, general duties under applicable laws and regulations, or other such duties of confidentiality. In addition, the fund discloses holdings information as required by federal, state or international securities laws, and may disclose holdings information in response to requests by governmental authorities, or in connection with litigation or potential litigation, a restructuring of a holding, where such disclosure is necessary to participate or explore participation in a restructuring of the holding (e.g., as part of a bondholder group), or to the issuer of a holding, pursuant to a request of the issuer or any other party who is duly authorized by the issuer.

Each fund's Board has adopted the policies of the investment manager and approved the procedures Ameriprise Financial has established to ensure that the fund's holdings information is only disclosed in accordance with these policies. Before any selective disclosure of holdings information is permitted, the person seeking to disclose such holdings information must submit a written request to the Portfolio Holdings Committee ("PHC"). The PHC is comprised of members from the investment manager's General Counsel's Office, Compliance, and Communications. The PHC has been authorized by the fund's Board to perform an initial review of requests for disclosure of holdings information to evaluate whether there is a legitimate business purpose for selective disclosure, whether selective disclosure is in the best interests of a fund and its shareholders, to consider any potential conflicts of interest between the fund, the investment manager, and its affiliates, and to safeguard against improper use of holdings information. Factors considered in this analysis are whether the recipient has agreed to or has a duty to keep the holdings information confidential and whether risks have been mitigated such that the recipient has agreed or has a duty to use the holdings information only as necessary to effectuate the purpose for which selective disclosure was authorized, including a duty not to trade on such information. Before portfolio holdings may be selectively disclosed, requests approved by the PHC must also be authorized by a fund's Chief Compliance Officer or the fund's General Counsel. On at least an annual basis the PHC reviews the approved recipients of selective disclosure and, where appropriate, requires a resubmission of the request, in order to re-authorize any ongoing arrangements. These procedures are intended to be reasonably designed to protect the confidentiality of fund holdings information and to prohibit their release to individual investors, institutional investors, intermediaries that distribute the fund's shares, and other parties, until such holdings information is made public or unless such persons have been authorized to receive such holdings information on a selective basis, as set forth above.

Although the investment manager has set up these procedures to monitor and control selective disclosure of holdings information, there can be no assurance that these procedures will protect a fund from the potential misuse of holdings information by individuals or firms in possession of that information.

                             MANAGEMENT OF THE FUND

Board Members and Officers

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

On November 7, 2008, RiverSource Investments, a wholly-owned subsidiary of Ameriprise Financial, announced the closing of its Acquisition of Seligman. With the Acquisition completed and shareholders having previously elected (at a special meeting held on November 3, 2008) ten new directors (collectively, the "New Board Members"), the New Board Members took office on November 7, 2008. The New Board Members are Kathleen Blatz, Arne H. Carlson, Pamela G. Carlton, Patricia M. Flynn, Anne P. Jones, Jeffrey Laikind, Stephen R. Lewis, Jr., Catherine James Paglia, Alison Taunton-Rigby and William F. Truscott. The New Board Members also became directors/trustees of the other Seligman funds in November 2008 and also serve as directors/trustees of the other funds in the RiverSource Family of Funds. Messrs. Leroy C. Richie and John F. Maher, who were members of the Board prior to November 7, 2008, have continued to serve on the Board after the Acquisition, which resulted in an overall increase from ten directors to 12 directors of the Fund.

Information with respect to the members of the Board is shown below. Each member oversees 162 portfolios in the fund complex managed by RiverSource Investments, which includes 58 Seligman funds and 104 RiverSource funds, RiverSource Partners funds and Threadneedle funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board.

INDEPENDENT BOARD MEMBERS

                          POSITION WITH
                             FUND AND
                          LENGTH OF TIME       PRINCIPAL OCCUPATION DURING LAST             OTHER               COMMITTEE
 NAME, ADDRESS, AGE           SERVED                      FIVE YEARS                    DIRECTORSHIPS          MEMBERSHIPS
---------------------   -----------------   --------------------------------------   ------------------   ---------------------
Kathleen Blatz             Board member     Attorney; Chief Justice, Minnesota       Other funds in the   Board Governance,
901 S. Marquette Ave.   since November 7,   Supreme Court, 1998-2006                 RiverSource          Compliance,
Minneapolis, MN 55402          2008                                                  Family of Funds      Investment Review,
Age 54                                                                                                    Audit

Arne H. Carlson            Board member     Chair, RiverSource Funds, 1999-2006;     Other funds in the   Board Governance,
901 S. Marquette Ave.   since November 7,   former Governor of Minnesota             RiverSource          Compliance,
Minneapolis, MN 55402          2008                                                  Family of Funds      Contracts, Executive,
Age 74                                                                                                    Investment Review

Pamela G. Carlton          Board member     President, Springboard-Partners in       Other funds in the   Distribution,
901 S. Marquette Ave.   since November 7,   Cross Cultural Leadership (consulting    RiverSource          Investment Review,
Minneapolis, MN 55402          2008         company)                                 Family of Funds      Audit
Age 54

Patricia M. Flynn          Board member     Trustee Professor of Economics and       Other funds in the   Board Governance,
901 S. Marquette Ave.   since November 7,   Management, Bentley University;          RiverSource          Contracts, Investment
Minneapolis, MN 55402          2008         Former Dean, McCallum Graduate           Family of Funds      Review
Age 58                                      School of Business, Bentley University

INDEPENDENT BOARD MEMBERS

                           POSITION WITH
                              FUND AND
                           LENGTH OF TIME       PRINCIPAL OCCUPATION DURING LAST             OTHER                 COMMITTEE
 NAME, ADDRESS, AGE            SERVED                      FIVE YEARS                    DIRECTORSHIPS            MEMBERSHIPS
---------------------    -----------------   --------------------------------------   ------------------   ------------------------
Anne P. Jones               Board member     Attorney and Consultant                  Other funds in the   Board Governance,
901 S. Marquette Ave.    since November 7,                                            RiverSource          Compliance, Executive,
Minneapolis, MN 55402           2008                                                  Family of Funds      Investment Review,
Age 74                                                                                                     Audit

Jeffrey Laikind, CFA        Board member     Former Managing Director, Shikiar        American             Distribution,
901 S. Marquette Ave.    since November 7,   Asset Management                         Progressive          Executive, Investment
Minneapolis, MN 55402           2008                                                  Insurance; other     Review, Audit
Age 73                                                                                funds in the
                                                                                      RiverSource
                                                                                      Family of Funds

Stephen R. Lewis, Jr.     Board member and   President Emeritus and Professor of      Valmont              Board Governance,
901 S. Marquette Ave.      Chair of Board    Economics, Carleton College              Industries, Inc.     Compliance, Contracts,
Minneapolis, MN 55402    since November 7,                                            (manufactures        Executive, Investment
Age 70                          2008                                                  Irrigation           Review
                                                                                      systems); other
                                                                                      funds in the
                                                                                      RiverSource
                                                                                      Family of Funds

John F. Maher               Board member     Retired President and Chief Executive    Other funds in the   Distribution,
901 S. Marquette Ave.        since 2006      Officer and former Director, Great       RiverSource          Investment Review,
Minneapolis, MN 55402                        Western Financial Corporation            Family of Funds      Audit
Age 65                                       (financial services), 1986-1997.

Catherine James Paglia      Board member     Director, Enterprise Asset               Other funds in the   Board Governance,
901 S. Marquette Ave.    since November 7,   Management, Inc. (private real estate    RiverSource          Compliance, Contracts,
Minneapolis, MN 55402           2008         and asset management company)            Family of Funds      Executive, Investment
Age 56                                                                                                     Review

Leroy C. Richie             Board member     Counsel, Lewis & Munday, P.C. (law       Digital Ally, Inc.,  Contracts,
901 S. Marquette Ave.        since 2000      firm) since 1987; and Vice President     (digital imaging);   Distribution,
Minneapolis, MN 55402                        and General Counsel, Automotive          Infinity, Inc.       Investment Review
Age 66                                       Legal Affairs, Chrysler Corporation,     (oil and gas
                                             1990-1997                                exploration and
                                                                                      production); and
                                                                                      OGE Energy
                                                                                      Corp., (energy
                                                                                      and energy
                                                                                      services); other
                                                                                      funds in the
                                                                                      RiverSource
                                                                                      Family of Funds

Alison Taunton-Rigby        Board member     Chief Executive Officer and Director,    Idera                Contracts, Distribution,
901 S. Marquette Ave.    since November 7,   RiboNovix, Inc. since 2003               Pharmaceuticals,     Executive, Investment
Minneapolis, MN 55402           2008         (biotechnology); former President,       Inc.                 Review
Age 65                                       Forester Biotech                         (biotechnology);
                                                                                      Healthways, Inc.
                                                                                      (health
                                                                                      management
                                                                                      programs); other
                                                                                      funds in the
                                                                                      RiverSource
                                                                                      Family of Funds

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*

                           POSITION WITH
                              FUND AND
                           LENGTH OF TIME       PRINCIPAL OCCUPATION DURING LAST             OTHER          COMMITTEE
 NAME, ADDRESS, AGE            SERVED                      FIVE YEARS                    DIRECTORSHIPS     MEMBERSHIPS
---------------------    -----------------   --------------------------------------   ------------------   -----------
William F. Truscott         Board member     President - U.S. Asset Management        Other funds in the   None
53600 Ameriprise              and Vice       and Chief Investment Officer,            RiverSource
Financial Center          President since    Ameriprise Financial, Inc. since         Family of Funds
Minneapolis, MN 55474       November 7,      2005; President, Chairman of the
Age 48                          2008         Board and Chief Investment Officer,
                                             RiverSource Investments, LLC since
                                             2001; Director, President and Chief
                                             Executive Officer, Ameriprise
                                             Certificate Company since 2006;
                                             Chairman of the Board and Chief
                                             Executive Officer, RiverSource
                                             Distributors, Inc. since 2006 and
                                             of RiverSource Fund Distributors,
                                             Inc. since 2008; and Senior Vice
                                             President - Chief Investment
                                             Officer, Ameriprise Financial,
                                             Inc., 2001-2005

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments and Ameriprise Financial.

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is a Vice President, the other officers are:

FUND OFFICERS

                                  POSITION WITH
                             FUND AND LENGTH OF TIME
   NAME, ADDRESS, AGE                SERVED*                            PRINCIPAL OCCUPATION DURING LAST FIVE YEARS
------------------------   ---------------------------   -------------------------------------------------------------------------
Patrick T. Bannigan        President since November 7,   Director and Senior Vice President - Asset Management, Products and
172 Ameriprise Financial              2008               Marketing, RiverSource Investments, LLC and; Director and Vice
Center                                                   President - Asset Management, Products and Marketing, RiverSource
Minneapolis, MN 55474                                    Distributors, Inc. since 2006 and of RiverSource Fund Distributors, Inc.
Age 43                                                   since 2008; Managing Director and Global Head of Product, Morgan
                                                         Stanley Investment Management, 2004-2006; President, Touchstone
                                                         Investments, 2002-2004

Michelle M. Keeley            Vice President since       Executive Vice President - Equity and Fixed Income, Ameriprise
172 Ameriprise Financial        November 7, 2008         Financial, Inc. and RiverSource Investments, LLC since 2006; Vice
Center                                                   President - Investments, Ameriprise Certificate Company since 2003;
Minneapolis, MN 55474                                    Senior Vice President - Fixed Income, Ameriprise Financial, Inc., 2002-
Age 45                                                   2006 and RiverSource Investments, LLC, 2004-2006

Amy K. Johnson                Vice President since       Chief Administrative Officer, RiverSource Investments, LLC since
172 Ameriprise Financial        November 7, 2008         2009; Vice President - Asset Management and Trust Company Services,
Center                                                   RiverSource Investments, LLC, 2006-2009; Vice President - Operations
Minneapolis, MN 55474                                    and Compliance, RiverSource Investments, LLC, 2004-2006; Director of
Age 43                                                   Product Development - Mutual Funds, Ameriprise Financial, Inc., 2001-
                                                         2004

Scott R. Plummer             Vice President, General     Vice President and Chief Counsel - Asset Management, Ameriprise
172 Ameriprise Financial   Counsel and Secretary since   Financial, Inc. since 2005; Chief Counsel, RiverSource Distributors, Inc.
Center                          November 7, 2008         and Chief Legal Officer and Assistant Secretary, RiverSource Investments,
Minneapolis, MN 55474                                    LLC, since 2006; Chief Counsel, RiverSource Fund Distributors, Inc. since
Age 49                                                   2008; Vice President, General Counsel and Secretary, Ameriprise
                                                         Certificate Company since 2005; Vice President - Asset Management
                                                         Compliance, Ameriprise Financial, Inc., 2004-2005; Senior Vice President
                                                         and Chief Compliance Officer, USBancorp Asset Management, 2002-2004

FUND OFFICERS

                                POSITION WITH
                           FUND AND LENGTH OF TIME
  NAME, ADDRESS, AGE               SERVED*                              PRINCIPAL OCCUPATION DURING LAST FIVE YEARS
---------------------   -----------------------------    -------------------------------------------------------------------------
Lawrence P. Vogel           Treasurer since 2000         Vice President, Managed Assets, Investment Accounting of Ameriprise
100 Park Avenue,                                         Financial, Inc. since 2009; Treasurer, Seligman Data Corp. since 2000.
New York, NY 10017                                       Senior Vice President, Investment Companies, J. & W. Seligman & Co.
Age 52                                                   Incorporated, 1992-2008; former Vice President of the Seligman funds

Eleanor T.M. Hoagland      Chief Compliance Officer      Chief Compliance Officer, RiverSource Investments, LLC and Kenwood
100 Park Avenue,            since 2004; Anti-Money       Capital Management LLC since 2009; Chief Compliance Officer for each
New York, NY 10017          Laundering Prevention        of the Seligman funds since 2004 and all funds in the RiverSource Family
Age 58                    Officer and Identity Theft     of Funds, Ameriprise Certificate Company, Seligman Data Corp. and
                        Prevention Officer since 2008    RiverSource Service Corporation since 2009; Anti-Money Laundering
                                                         Prevention Officer and Identity Theft Prevention Officer for each of the
                                                         Seligman funds since 2008; and Managing Director, J. & W. Seligman &
                                                         Co. Incorporated, and Vice-President for each of the Seligman funds,
                                                         2004-2008

* All officers are elected annually by the Board of Directors and serve until their successors are elected and qualify or their earlier resignation.

BOARD COMMITTEES

The Board initially approved the Management Agreement and other contracts with the investment manager and its affiliates, and other service providers. The Management Agreement was also approved by shareholders at a special meeting held on November 3, 2008. Once the contracts are approved, the Board monitors the level and quality of services including commitments of service providers to achieve expected levels of investment performance and stockholder services. In addition, the Board oversees that processes are in place to assure compliance with applicable rules, regulations and investment policies and addresses possible conflicts of interest. Annually, the Board evaluates the services received under the contracts by receiving reports covering investment performance, stockholder services, marketing, and the investment manager's profitability in order to determine whether to continue existing contracts or negotiate new contracts.

The Board of Directors met 15 times during the year ended December 31, 2008, which includes 13 meetings by the Board as constituted prior to the Acquisition of Seligman and 2 meetings by the Board as currently constituted. As of November 7, 2008, the Board has organized the following standing committees to facilitate its work (accordingly, no committee meetings have been held prior to such date for these committees): Board Governance Committee, Compliance Committee, Contracts Committee, Distribution Committee, Executive Committee, Investment Review Committee and Audit Committee. These Committees are comprised solely of Directors who are not "interested persons" of the Fund as that term is defined in the 1940 Act (i.e., they are independent directors). The table above describing each Director also includes their respective committee memberships. The duties of these committees are described below.

Mr. Lewis, as Chairman of the Board, acts as a point of contact between the independent Directors and RiverSource Investments between Board meetings in respect of general matters.

Board Governance Committee. Recommends to the Board the size, structure and composition of the Board and its committees; the compensation to be paid to members of the Board; and a process for evaluating the Board's performance. The committee also makes recommendations to the Board regarding responsibilities and duties of the Board, oversees proxy voting and supports the work of the Chairman of the Board in relation to furthering the interests of the Fund and other funds in the RiverSource Family of Funds and their shareholders on external matters. The members of this committee are not "interested persons" as that term is defined in the 1940 Act. The committee, which operates pursuant to a written charter, also reviews candidates for Board membership, including candidates recommended by stockholders. This committee met 10 times during the year ended December 31, 2008, which includes, prior to the Acquisition of Seligman, 7 meetings by the Fund's then-existing Board Operations Committee and 2 meetings by the Fund's then existing Director Nominating Committee, each of which performed functions similar to the Board Governance Committee, which met 1 time during the period after the Acquisition of Seligman.

To be considered as a candidate for director, recommendations must include a curriculum vitae and be mailed to the Chairman of the Board, RiverSource Family of Funds, 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402-3268. To be timely for consideration by the committee, the submission, including all required information, must be submitted in writing not less than 120 days before the date of the proxy statement for the previous year's meeting of shareholders, if such a meeting held. The committee will consider only one candidate submitted by such a shareholder or group for nomination for election at a meeting of shareholders, if such a meeting is held. The committee will not consider self-nominated candidates or candidates nominated by members of a candidate's family, including such candidate's spouse, children, parents, uncles, aunts, grandparents, nieces and nephews.

The committee will consider and evaluate candidates submitted by the nominating shareholder or group on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. The committee may take into account a wide variety of factors in considering Director candidates, including (but not limited to): (i) the candidate's knowledge in matters relating to the investment company industry; (ii) any experience possessed by the candidate as a director or senior officer of other public or private companies; (iii) the candidate's educational background; (iv) the candidate's reputation for high ethical standards and personal and professional integrity;
(v) any specific financial, technical or other expertise possessed by the candidate, and the extent to which such expertise would complement the Board's existing mix of skills and qualifications; (vi) the candidate's perceived ability to contribute to the ongoing functions of the Board, including the candidate's ability and commitment to attend meetings regularly, work collaboratively with other members of the Board and carry out his or her duties in the best interests of the Fund; (vii) the candidate's ability to qualify as an independent director; and (viii) such other criteria as the committee determines to be relevant in light of the existing composition of the Board and any anticipated vacancies or other factors.

Compliance Committee. This committee supports the Fund's maintenance of a strong compliance program by providing a forum for independent Board members to consider compliance matters impacting the Fund or its key service providers; developing and implementing, in coordination with the Fund's Chief Compliance Officer (CCO), a process for the review and consideration of compliance reports that are provided to the Board; and providing a designated forum for the Fund's CCO to meet with independent Board members on a regular basis to discuss compliance matters. This committee met 8 times during the year ended December 31, 2008, which includes, prior to the Acquisition of Seligman, 7 meetings by the Fund's then existing Board of Directors, which performed functions similar to the Compliance Committee, which met 1 time during the period after the Acquisition of Seligman.

Contracts Committee. This committee reviews and oversees the contractual relationships with service providers and receives and analyzes reports covering the level and quality of services provided under contracts with the Fund. It also advises the Board regarding actions taken on these contracts during the annual review process. This committee met 8 times during the year ended December 31, 2008, which includes, prior to the Acquisition of Seligman, 7 meetings by the Fund's then existing Board Operations Committee, which performed functions similar to the Contracts Committee, which met 1 time during the period after the Acquisition of Seligman.

Distribution Committee. This committee reviews and supports product development, marketing, sales activity and practices related to the Fund, and reports to the Board as appropriate. This committee met 8 times during the year ended December 31, 2008, which includes, prior to the Acquisition of Seligman, 7 meetings by the Fund's then existing Board of Directors, which performed functions similar to the Distribution Committee, which met 1 time during the period after the Acquisition of Seligman.

Executive Committee. This committee acts for the Board between meetings of the Board. This committee did not meet during the year ended December 31, 2008.

Investment Review Committee. This committee reviews and oversees the management of the Fund's assets and considers investment management policies and strategies; investment performance; risk management techniques; and securities trading practices and reports areas of concern to the Board. This committee met 8 times during the year ended December 31, 2008, which includes, prior to the Acquisition of Seligman, 7 meetings by the Fund's then existing Board of Directors, which performed functions similar to the Investment Review Committee, which met 1 time during the period after the Acquisition of Seligman.

Audit Committee. This committee oversees the accounting and financial reporting processes of the Fund and internal controls over financial reporting and oversees the quality and integrity of the Fund's financial statements and independent audits as well as the Fund's compliance with legal and regulatory requirements relating to the Fund's accounting and financial reporting, internal controls over financial reporting and independent audits. The committee also makes recommendations regarding the selection of the Fund's independent registered public accounting firm and reviews and evaluates the qualifications, independence and performance of such firm. This committee operates pursuant to a written charter. This committee met 4 times during the year ended December 31, 2008, which includes

3 meetings by the audit committee as constituted prior to the Acquisition of Seligman and 1 meeting by the Audit Committee as currently constituted.

PROCEDURES FOR COMMUNICATIONS TO THE BOARD OF DIRECTORS

The Board of Directors has adopted a process for shareholders to send communications to the Board. To communicate with the Board of Directors or an individual Director, a shareholder must send written communications to Board Services Corporation, 901 Marquette Avenue South, Minneapolis, Minnesota 55402, addressed to the Board of Directors of the Fund or the individual Director. All shareholder communications received in accordance with this process will be forwarded to the Board of Directors or the individual Director.

Beneficial Ownership of Shares

As of December 31, 2008, the Directors beneficially owned shares in the Fund and the RiverSource Family of Funds (which includes the Seligman funds) as follows:

                                                       Aggregate Dollar
                                                           Range of
                                                       Shares Owned by
                                                       Director/Trustee
                            Dollar Range of Fund      in the RiverSource
         Name             Shares Owned by Director   Family of Funds (*)
----------------------   -------------------------   -------------------
                         INDEPENDENT BOARD MEMBERS
Kathleen Blatz                     None                  Over $100,000
Arne H. Carlson                    None                  Over $100,000
Pamela G. Carlton                  None                $50,001-$100,000
Patricia M. Flynn                  None                  Over $100,000
Anne P. Jones                      None                  Over $100,000
Jeffrey Laikind                    None                  Over $100,000
Stephen R. Lewis, Jr.              None                  Over $100,000
John F. Maher                      None                  Over $100,000
Catherine James Paglia             None                  Over $100,000
Leroy C. Richie                    None                  Over $100,000
Alison Taunton-Rigby               None                  Over $100,000
                         AFFILIATED BOARD MEMBERS
William F. Truscott                None                  Over $100,000

*    Total includes deferred compensation invested in share equivalents.

Compensation

The New Board Members became Directors of the Fund and substantially all of the Seligman-branded funds effective November 7, 2008 at the completion of RiverSource Investments' Acquisition of Seligman. For the year ended December 31, 2008, any compensation received by the New Board Members from the Fund (and other Seligman-branded funds) would relate to the period of November 7, 2008 through December 31, 2008. Only Messrs. Maher and Richie were Directors of the Fund (and other Seligman-branded funds) during the entire year ended December 31, 2008. Messrs. Maher and Richie became directors of the other funds in the RiverSource Family of Funds on December 10, 2008 and November 12, 2008, respectively. Total Directors' fees paid by the Fund to the current independent Directors for the year ended December 31, 2008 were as follows (this amount does not reflect fees paid to former directors who resigned in the fourth quarter of
2008):

                                                                   Total compensation
                                                 Pension or           from Fund and
                               Aggregate    Retirement Benefits    RiverSource Family
                             Compensation    Accrued as Part of       of Funds Paid
           Name                from Fund       Fund Expenses       to Directors (1)(2)
--------------------------   ------------   -------------------   -------------------
Kathleen Blatz                  $  107              N/A                 $177,500
Arne H. Carlson                    107              N/A                  180,000
Pamela G. Carlton                   98              N/A                  165,000
Patricia M. Flynn (3)               54              N/A                  167,500
Anne P. Jones                      107              N/A                  177,500
Jeffrey Laikind                     98              N/A                  165,000
Stephen R. Lewis, Jr. (3)          176              N/A                  400,000
John F. Maher (4)                2,892              N/A                   89,450
Catherine James Paglia (3)          11              N/A                  170,000
Leroy C. Richie                  3,100              N/A                  116,366
Alison Taunton-Rigby                98              N/A                  167,500

----------
(1) At December 31, 2008, the Directors had oversight responsibilities for 163 investment companies, including the Fund.

(2) Ms. Flynn, Mr. Lewis, Mr. Maher and Ms. Paglia elected to defer a portion of the total compensation payable during the period in the amount of $82,208, $60,000, $77,825 and $166,667, respectively.

The independent Board members determine the amount of compensation that they receive, including the amount paid to the Chair of the Board. In determining compensation for the independent Board members, the independent Board members take into account a variety of factors including, among other things, their collective significant work experience (e.g., in business and finance, government or academia). The independent Board members also recognize that these individuals' advice and counsel are in demand by other organizations, that these individuals may reject other opportunities because the time demands of their duties as independent Board members, and that they undertake significant legal responsibilities. The independent Board members also consider the compensation paid to independent board members of other mutual fund complexes of comparable size. In determining the compensation paid to the Chair, the independent Board members take into account, among other things, the Chair's significant additional responsibilities (e.g., setting the agenda for Board meetings, communicating or meeting regularly with the funds' Chief Compliance Officer, Counsel to the independent Board members, and the funds' service providers) which result in a significantly greater time commitment required of the Board Chair. The Chair's compensation, therefore, has generally been set at a level between 2.5 and 3 times the level of compensation paid to other independent Board members.

The independent Board members are paid an annual retainer of $95,000. Committee and sub-committee Chairs each receive an additional annual retainer of $5,000. In addition, independent Board members are paid the following fees for attending Board and committee meetings: $5,000 per day of in-person Board meetings and $2,500 per day of in-person committee or sub-committee meetings (if such meetings are not held on the same day as a Board meeting). Independent Board members are not paid for special meetings conducted by telephone. The Board's Chair will receive total annual cash compensation of $400,000. The fees payable to the Chairman as well as the other fees described above that are payable to the other independent directors are the aggregate director/trustee fees paid by all of the funds (other than any fund-of-funds) in the RiverSource Family of Funds, including the Fund. These fees are accrued monthly based upon the relative net assets of these funds.

The independent Board members may elect to defer payment of up to 100% of the compensation they receive in accordance with a Deferred Compensation Plan (the "Deferred Plan"). Under the Deferred Plan, a Board member may elect to have his or her deferred compensation treated as if they had been invested in shares of one or more RiverSource funds, RiverSource Partners funds, Threadneedle funds and, as available, the Seligman funds, and the amount paid to the Board member under the Deferred Plan will be determined based on the performance of such investments. Distributions may be taken in a lump sum or over a period of years. The Deferred Plan will remain unfunded for federal income tax purposes under the Internal Revenue Code of 1986, as amended. It is anticipated that deferral of Board member compensation in accordance with the Deferred Plan will have, at most, a negligible impact on Fund assets and liabilities.

Code of Ethics

The funds in the RiverSource Family of Funds (which includes the Seligman funds), RiverSource Investments (the investment manager for the funds) and the distributor have each adopted a Code of Ethics (collectively, the "Codes") and related procedures reasonably designed to prevent violations of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the 1940 Act. The Codes contain provisions reasonably necessary to prevent a fund's access persons from engaging in any conduct prohibited by paragraph (b) of Rule 17j-1, which indicates that it is unlawful for any affiliated person of or principal underwriter for a fund, or any affiliated person of an investment adviser of or principal underwriter for a fund, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by a fund (i) to employ any device, scheme or artifice to defraud a fund; (ii) to make any untrue statement of a material fact to a fund or omit to state a material fact necessary in order to make the statements made to a fund, in light of the circumstances under which they are made, not misleading; (iii) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a fund; or (iv) to engage in any manipulative practice with respect to a fund. The Codes prohibit affiliated personnel from engaging in personal investment activities that compete with or attempt to take advantage of planned portfolio transactions for the fund.

               CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Control Persons

As of April 2, 2009, there was no person or persons who controlled the Fund, either through a significant ownership of shares or any other means of control.

Principal Holders

As of April 2, 2009, the following principal holders owned 5% or more of the then outstanding shares of capital stock of a Class of shares of the Fund:

                                                                           Percentage
                                                                            of Total
                        Name and Address                          Class   Shares Held
---------------------------------------------------------------   -----   -----------
Seligman Advisors, Inc., Attn: Controller, 100 Park Avenue, New     A        13.43%
York, New York 10017
State Street Bank & Trust Company FBO North Carolina College        I        23.03%
Savings Program-NCBI, 105 Rosemont Avenue, Westwood, MA
02090
State Street Bank & Trust Company FBO North Carolina College        I        20.46%
Savings Program-NCBI, 105 Rosemont Avenue, Westwood, MA
02090
State Street Bank & Trust Company FBO North Carolina College        I        14.91%
Savings Program-NCBI, 105 Rosemont Avenue, Westwood, MA
02090
Patricks Plain, LLC, Easton, MD 21601                               I         9.77%
Fisher Foundation, Easton, MD 21601                                 I         9.77%
Patterson & Co. FBO Seligman Data Corp. 401K Thrift Plan,           I         8.29%
1525 West Wt. Harris Blvd., Charlotte, NC 28288
Patterson & Co. FBO J. & W. Seligman & Co. Matched                            6.77%
Accumulation Plan, 1525 West Wt. Harris Blvd., Charlotte, NC
28288
State Street Bank & Trust Company FBO North Carolina College        I         5.26%
Savings Program-NCBF, 105 Rosemont Avenue, Westwood, MA
02090

Management Ownership

As of April 2, 2009, Directors and officers of the Fund as a group owned less than 1% of the Fund's Class A shares of the then outstanding shares of capital stock of the Fund. As of the same date, Directors and officers of the Fund did not own any Class B shares, Class C shares, Class I shares or Class R shares of the then outstanding shares of capital stock of the Fund.

                     INVESTMENT ADVISORY AND OTHER SERVICES

Investment Manager

With the completion of the Acquisition of Seligman by RiverSource Investments and with shareholders having previously approved (at a special meeting held on November 3, 2008) the Management Agreement between the Fund and RiverSource Investments, RiverSource Investments is the new investment manager of the Fund effective November 7, 2008.

RiverSource Investments, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is also the investment manager of the other funds in the RiverSource Family of Funds and is a wholly-owned subsidiary of Ameriprise Financial. Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for the RiverSource Family of Funds, RiverSource Investments manages investments for itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products.

Under the Management Agreement, dated November 7, 2008, subject to the control of the Board of Directors, RiverSource Investments manages the investment of the assets of the Fund, including making purchases and sales of portfolio securities consistent with the Fund's investment objectives and policies.

Effective November 7, 2008, the Fund pays RiverSource Investments a fee for managing its assets (Seligman no longer receives a fee effective November 7, 2008). The fee structure under which the Fund paid management fees to Seligman prior to the Acquisition has been eliminated. Under the Management Agreement with RiverSource Investments, the management fee rate is 0.40% of the Fund's average daily net assets. For the years ended December 31, 2008, 2007 and 2006, the Fund paid Seligman (the Fund's investment manager prior to November 7, 2008) and, since the Acquisition, RiverSource Investments $893,335, $776,197 and $751,739, respectively. The amounts paid to Seligman prior to the Acquisition were equal to 0.42%, 0.41% and 0.41% respectively, per annum of the Fund's average daily net assets. The amounts paid to RiverSource Investments on and after the Acquisition were equal to 0.40% of the Fund's average daily net assets. Seligman (prior to the Acquisition) and RiverSource Investments and its affiliates (on and after the Acquisition), at their discretion, reimbursed certain class-specific expenses of certain share classes to allow those classes to maintain certain dividend rates. Absent such expense reimbursements, the dividend rates in respect of such share classes would have been lower or negative. As of the date of this SAI, Ameriprise Financial provides administrative services to the Fund(s) at no cost and RiverSource Investments provides investment management services for a fee. Effective in the second half of 2009, Ameriprise Financial will charge the Fund a fee for its services (which would be reflected in the Fund's "Other Expenses" in the fee table of the prospectus). There will be no net impact to the fees that the Fund(s) will pay because the administrative fee will be fully offset by a reduction in the investment management fees charged to the Fund(s). Please see the Appendices C and D in this SAI for the schedule of investment management fees and administrative fees effective in the second half of 2009.

The Management Agreement provides that it became effective on November 7, 2008 and shall continue in full force and effect until November 7, 2010, and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act (i.e., by a vote of a majority of the Board of Directors or of the outstanding voting securities of the Fund and by a vote of a majority of Directors who are not parties to the Management Agreement or interested persons of any such party). The Management Agreement may be terminated by either the Fund or RiverSource Investments at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting shares of the Fund. The Management Agreement will terminate automatically in the event of its assignment, as such term is defined in the 1940 Act.

Except for bad faith, intentional misconduct or negligence in regard to the performance of its duties under the Management Agreement, neither RiverSource Investments, nor any of its respective directors, officers, partners, principals, employees, or agents will be liable for any acts or omissions or for any loss suffered by the Fund or its shareholders or creditors. Each of RiverSource Investments, and its respective directors, officers, partners, principals, employees and agents, will be entitled to rely, and will be protected from liability in reasonably relying, upon any information or instructions furnished to it (or any of them as individuals) by the Fund or its agents which is believed in good faith to be accurate and reliable. RiverSource Investments does not warrant any rate of return, market value or performance of any assets in the Fund. Notwithstanding the foregoing, the federal securities laws impose liabilities under certain circumstances on persons who act in good faith and, therefore, the Fund does not waive any right which it may have under such laws or regulations.

Principal Underwriter

RiverSource Fund Distributors, Inc., formerly Seligman Advisors, Inc., an affiliate of RiverSource Investments, located at 50611 Ameriprise Financial Center, Minneapolis, Minnesota 55402, acts as general distributor of the shares of the Fund, as well as the other funds in the RiverSource Family of Funds. The distributor is an "affiliated person" (as defined in the 1940 Act) of RiverSource Investments, which is itself an affiliated person of the Fund. Those individuals identified above under "Management Information" as directors or officers of both the Fund and the distributor are affiliated persons of both entities.

Administrative Services

Under an Administrative Services Agreement, Ameriprise Financial provides the Fund(s) with administration and accounting services. As of the date of this SAI, Ameriprise Financial provides administrative services to the Fund(s) at no cost and RiverSource Investments provides investment management services for a fee. Effective in the second half of 2009, Ameriprise Financial will charge the Fund a fee for its services (which would be reflected in the Fund's "Other Expenses" in the fee table of the prospectus). There will be no net impact to the fees that the Fund(s) will pay because the administrative fee will be fully offset by a reduction in the investment management fees charged to the Fund. Please see the Appendices C and D in this SAI for the schedule of investment management fees and administrative fees effective in the second half of 2009.

Third parties with which Ameriprise Financial contracts to provide services for the fund or its shareholders may pay a fee to Ameriprise Financial to help defray the cost of providing administrative and accounting services. The amount of any such fee is negotiated separately with each service provider and does not constitute compensation for investment advisory, distribution, or other services. Payment of any such fee neither increases nor reduces fees or expenses paid by shareholders of the fund.

Other Investment Advice

No person or persons, other than directors, officers, or employees of RiverSource Investments, regularly advise the Fund or RiverSource Investments with respect to the Fund's investments.

Dealer Reallowances

Dealers and financial advisors receive a percentage of the initial sales charge on Class A shares of the funds as set forth below:

INITIAL SALES CHARGE(a) FOR CLASS A SHARES

For equity funds and funds-of-funds (equity)

                                                  MAXIMUM
                     AS A % OF    AS A % OF     REALLOWANCE
                      PURCHASE   NET AMOUNT      AS A % OF
TOTAL MARKET VALUE    PRICE(b)    INVESTED    PURCHASE PRICE
------------------   ---------   ----------   --------------
Up to $49,999           5.75%       6.10%          5.00%
$50,000--$99,999        4.75        4.99           4.00
$100,000--$249,999      3.50        3.63           3.00
$250,000--$499,999      2.50        2.56           2.15
$500,000--$999,999      2.00        2.04           1.75
$1,000,000 or more      0.00        0.00           0.00(c),(d)

For fixed income funds except those listed below and funds-of-funds (fixed income)

                                                                   MAXIMUM
                                                                 REALLOWANCE
                        AS A % OF             AS A % OF           AS A % OF
TOTAL MARKET VALUE   PURCHASE PRICE(b)   NET AMOUNT INVESTED   PURCHASE PRICE
------------------   -----------------   -------------------   --------------
Up to $49,999              4.75%                4.99%            4.00%
$50,000--$99,999           4.25                 4.44             3.50
$100,000--$249,999         3.50                 3.63             3.00
$250,000--$499,999         2.50                 2.56             2.15
$500,000--$999,999         2.00                 2.04             1.75
$1,000,000 or more         0.00                 0.00             0.00(c),(d)

For RiverSource Absolute Return Currency and Income Fund, RiverSource Floating Rate Fund, RiverSource Inflation Protected Securities Fund, RiverSource Intermediate Tax- Exempt Fund, RiverSource Limited Duration Bond Fund and RiverSource Short Duration U.S. Government Fund

                                                                   MAXIMUM
                                                                 REALLOWANCE
                         AS A % OF            AS A % OF           AS A % OF
TOTAL MARKET VALUE   PURCHASE PRICE(b)   NET AMOUNT INVESTED   PURCHASE PRICE
------------------   -----------------   -------------------   --------------
Up to $49,999               3.00%                3.09%           2.50%
$50,000--$99,999            3.00                 3.09            2.50
$100,000--$249,999          2.50                 2.56            2.15
$250,000--$499,999          2.00                 2.04            1.75
$500,000--$999,999          1.50                 1.52            1.25
$1,000,000 or more          0.00                 0.00            0.00(c),(d)

----------
(a) Because of rounding in the calculation of the offering price, the portion of the sales charge retained by the distributor may vary and the actual sales charge you pay may be more or less than the sales charge calculated using these percentages.

(b)  Purchase price includes the sales charge.

(c) Although there is no sales charge for purchases with a total market value over $1,000,000, and therefore no re-allowance, the distributor may pay a financial intermediary the following out of its own resources: a sales commission of up to 1.00% for a sale of $1,000,000 to $3,999,999; a sales commission up to 0.50% for a sale of $4,000,000 to $49,999,999; and a sales commission up to 0.25% for a sale of $50,000,000 or more.

(d) For certain eligible employee benefit plans defined under section 401(a), 401(k), 457 and 403(b) which meet eligibility rules for the waiver of applicable sales charges, the distributor may pay the following out of its own resources: a sales commission of 1.00% for a sale of $1 to $3,999,999 received in eligible employee benefit plans; a sales commission up to 0.50% for a sale of $4,000,000 to $49,999,999; and a sales commission up to 0.25% for a sale of $50,000,000 or more. See "Initial Sales Charge -- Waivers of the sales charge for Class A shares" for employee benefit plan eligibility rules.

Rule 12b-1 Plan

The Fund has adopted an Administration, Shareholder Services and Distribution Plan ("12b-1 Plan") in accordance with Section 12(b) of the 1940 Act and Rule 12b-1 thereunder.

Under the 12b-1 Plan, the Fund may pay to the distributor an administration, shareholder services and distribution fee in respect of the Fund's shares, other than in respect of the Fund's Class I shares. Payments under the 12b-1 Plan may include, but are not limited to: (1) compensation to securities dealers and other organizations ("Service Organizations") for providing distribution assistance with respect to assets invested in the Fund; (2) compensation to Service Organizations for providing administration, accounting and other shareholder services with respect to Fund shareholders; and (3) otherwise promoting the sale of shares of the Fund, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and Prospectuses to prospective investors and defraying the distributor's costs incurred in connection with its marketing efforts with respect to shares of the Fund. RiverSource Investments, in its sole discretion, may also make similar payments to the distributor from its own resources, which may include the management fee that RiverSource Investments receives from the Fund. Payments made by the Fund under the 12b-1 Plan are intended to be used to encourage sales of shares of the Fund, as well as to discourage redemptions.

Fees paid by the Fund under the 12b-1 Plan with respect to any class of shares may not be used to pay expenses incurred solely in respect of any other class or any other Seligman fund. Expenses attributable to more than one class of the Fund are allocated between the classes in accordance with a methodology approved by the Fund's Board of Directors. Expenses of distribution activities that benefit both the Fund and other funds will be allocated among the applicable funds based on relative gross sales during the quarter in which such expenses are incurred, in accordance with a methodology approved by the Board of Directors of the Fund.

Class A

Under the 12b-1 Plan, the Fund, with respect to Class A shares, is authorized to pay monthly to the distributor a service fee at an annual rate of up to 0.25% of the average daily net asset value of the Class A shares. Effective on or about June 13, 2009, the Fund's Class A shares will pay a 0.10% 12b-1 fee. These fees will be used by the distributor exclusively to make payments to Service Organizations which have entered into agreements with the distributor. Such Service Organizations will receive from the distributor a continuing fee of up to 0.25% (currently 0.10%) on an annual basis, payable quarterly, of the average daily net assets of Class A shares attributable to the particular Service Organization for providing personal service and/or maintenance of shareholder accounts. The fee payable to Service Organizations from time to time shall, within such limits, be determined by the Directors of the Fund. The Fund is not obligated to pay the distributor for any such costs it incurs in excess of the fee described above. No expense incurred in one year by the distributor with respect to Class A shares of the Fund may be paid from Class A 12b-1 fees received from the Fund in any other year. If the Fund's 12b-1 Plan is terminated in respect of Class A shares, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to the distributor with respect to Class A shares. The Fund did not make payments under the 12b-1 Plan with respect to Class A shares during the year ended December 31, 2008.

Class B

Under the 12b-1 Plan, the Fund, with respect to Class B shares, is authorized to pay monthly a 12b-1 fee at an annual rate of up to 1% of the average daily net asset value of the Class B shares. This fee is comprised of (1) a distribution fee equal to 0.75% per annum, substantially all of which is paid directly to one or more third parties that have purchased the distributor's rights to this fee (the "Purchasers") to compensate them for having funded, at the time of sale of Class B shares (i) a 4% sales commission to Service Organizations and (ii) prior to August 1, 2004, a payment of up to 0.35% of sales to the distributor to help defray its costs of distributing Class B shares; and (2) a service fee of up to 0.25% per annum which is paid to the distributor. A small portion of the distribution fee is paid to the distributor in connection with sales of Class B shares for which no commissions are paid; the distributor may pay the entire 12b-1 fee to Service Organizations who have not received any sales commission for the sale of Class B shares. The service fee is used by the distributor exclusively to make payments to Service Organizations which have entered into agreements with the distributor. Such Service Organizations receive from the distributor a continuing service fee of up to 0.25% on an annual basis, payable quarterly, of the average daily net assets of Class B shares attributable to the particular Service Organization for providing personal service and/or maintenance of shareholder accounts. The amounts expended by the distributor or the Purchasers in any one year upon the initial purchase of Class B shares of the Fund may exceed the 12b-1 fees paid by the Fund in that year. The Fund's 12b-1 Plan permits expenses incurred in respect of Class B shares in one year to be paid from Class B 12b-1 fees received from the Fund in any other year; however, in any year the Fund is not obligated to pay any 12b-1 fees in excess of the fees described above. The distributor and the Purchasers are not reimbursed for expenses which exceed such fees. If the Fund's 12b-1 Plan is terminated in respect of Class B shares, no amounts (other than amounts accrued but not yet paid) would be owed by that Fund to the distributor or the Purchasers with respect to Class B shares. The total amount paid by the Fund in respect of Class B shares for the year ended December 31, 2008 was $73,616, equivalent to 1% per annum of the Class B shares' average daily net assets.

Class C

Under the 12b-1 Plan, the Fund, with respect to Class C shares, is authorized to pay monthly to the distributor a 12b-1 fee at an annual rate of up to 1% of the average daily net asset value of the Class C shares. This fee is used by the distributor as follows: During the first year following the sale of Class C shares, a distribution fee of 0.75% of the average daily net assets attributable to such Class C shares is used, along with any CDSC proceeds, to (1) reimburse the distributor for its (A) payment at the time of sale of Class C shares of a 0.75% sales commission to Service Organizations or (B) ongoing payment of 0.75% of the average daily net assets attributable to such Class C shares to Service Organizations who elect not to receive a time-of-sale payment and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and other marketing costs of the distributor. In addition, during the first year following the sale of Class C shares, a service fee of up to 0.25% of the average daily net assets attributable to such Class C shares is used to reimburse the distributor for its prepayment to Service Organizations at the time of sale of Class C shares of a service fee of 0.25% of the net asset value of the Class C shares sold (for shareholder services to be provided to Class C shareholders over the course of the one year immediately following the sale) and for its ongoing payment of a service fee of 0.25% of the average daily net assets attributable to such Class C shares to those Service Organizations who elect not to receive a time-of-sale payment. The payment of service fees to the distributor is limited to amounts the distributor actually paid to Service

Organizations as service fees at either the time of sale or the ongoing services fees paid to Service Organizations who elect not to receive such service fees at the time of sale. After the initial one-year period following a sale of Class C shares, the 12b-1 fee attributable to such Class C shares is paid to Service Organizations for providing continuing shareholder services and distribution assistance in respect of the Fund. The total amount paid by the Fund in respect of Class C shares for the year ended December 31, 2008 was $145,419, equivalent to 1% per annum of the Class C shares' average daily net assets.

The amounts expended by the distributor in any one year with respect to Class C shares of the Fund may exceed the 12b-1 fees paid by the Fund in that year. The Fund's 12b-1 Plan permits expenses incurred by the distributor in respect of Class C shares in one year to be paid from Class C 12b-1 fees in any other year; however, in any year the Fund is not obligated to pay any 12b-1 fees in excess of the fees described above.

As of December 31, 2008, the distributor incurred $3,299,645 of expenses in respect of the Fund's Class C shares and Class D shares (which converted to Class C shares) that were not reimbursed from the amount received from the Fund's 12b-1 Plan. This amount is equal to 19.91% of the net assets of Class C shares at December 31, 2008.

If the Fund's 12b-1 Plan is terminated in respect of Class C shares of the Fund, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to the distributor with respect to Class C shares.

Class R

Under the 12b-1 Plan, the Fund, with respect to Class R shares, is authorized to pay monthly to the distributor a 12b-1 fee at an annual rate of up to 0.50% of the average daily net asset value of the Class R shares. This 12b-1 fee is comprised of (1) a distribution fee equal to 0.25% of the average daily net assets attributable to the Class R shares and (2) a service fee of up to 0.25% of the average daily net asset value of the Class R shares. Such service fee payments are not currently being made and will be made only upon approval of the Fund's Board of Directors. The distributor does not plan to pay any Rule 12b-1 fees to service organizations in respect of Class R Shares of the Fund. However, the distributor will charge the Fund the distribution fee of 0.25% of the Class R Shares in order to support the distribution services provided by the distributor, including those expenses borne by the distributor in connection with any front-end fees paid by the distributor to service organizations and other expenses of distribution. The total amount paid by the Fund to the distributor in respect of Class R shares for the year ended December 31, 2008 was $3,299, equivalent to 0.25% per annum of the Class R shares' average daily net assets.

The amounts expended by the distributor in any one year with respect to Class R shares of the Fund may exceed the 12b-1 fees paid by the Fund in that year. The Fund's 12b-1 Plan permits expenses incurred by the distributor in respect of Class R shares in one fiscal year to be paid from Class R 12b-1 fees in any other fiscal year; however, in any fiscal year the Fund is not obligated to pay any 12b-1 fees in excess of the fees described above.

As of December 31, 2008, the distributor incurred $287 of expenses in respect of the Fund's Class R shares that were not reimbursed from the amount received from the Fund's 12b-1 Plan. This amount is equal to 0.02% of the net assets of Class R shares at December 31, 2008.

Payments made by the Fund under the 12b-1 Plan for the year ended December 31, 2008, were spent on the following activities in the following amounts:

                                 Class A   Class B   Class C**   Class R
                                 -------   -------   ---------   -------
Compensation to underwriters       $-0-    $   218   $    -0-     $3,012
Compensation to broker/dealers      -0-     18,289    145,419        287
Other Compensation*                 -0-     55,109        -0-        -0-

* Payment is made to the Purchasers to compensate them for having funded, at the time of sale, payments to broker/dealers and underwriters.

** Includes payments with respect to Class C shares and Class D shares, which converted to Class C shares on May 16, 2008.

The 12b-1 Plan was initially approved on July 16, 1992 by the Board of Directors, including a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of the 12b-1 Plan or in any agreement related to the 12b-1 Plan ("Qualified Directors") and was approved by shareholders of the Fund at a Special Meeting of the Shareholders held on

November 23, 1992. Although the 12b-1 Plan became effective in respect of the Class A shares on January 1, 1993, Seligman Advisors, Inc. elected to waive the fee through April 30, 2000. Effective on or about June 13, 2009, Class A shares will pay a 0.10% 12b-1 fee. The 12b-1 Plan was approved in respect of the Class B shares on March 21, 1996 by the Board of Directors of the Fund, including a majority of the Qualified Directors, and became effective in respect of the Class B shares on April 22, 1996. The 12b-1 Plan was approved in respect of the Class D shares (which were renamed as new Class C shares effective May 16, 2008) on March 18, 1993 by the Directors; including a majority of the Qualified Directors, and became effective in respect of the Class D shares (effective May 16, 2008, renamed as new Class C shares) on May 1, 1993. The 12b-1 Plan was approved in respect of Class R shares on March 20, 2003 by the Directors, including a majority of the Qualified Directors, and became effective in respect of the Class R shares on April 30, 2003. The 12b-1 Plan will continue in effect until December 31 of each year so long as such continuance is approved annually by a majority vote of both the Directors of the Fund and the Qualified Directors, cast in person at a meeting called for the purpose of voting on such approval. The 12b-1 Plan may not be amended to increase materially the amounts payable to Service Organizations with respect to a class without the approval of a majority of the outstanding voting securities of the class. If the amount payable in respect of Class A shares under the 12b-1 Plan is proposed to be increased materially, the Fund will either (1) permit holders of Class B shares to vote as a separate class on the proposed increase or (2) establish a new class of shares subject to the same payment under the 12b-1 Plan as existing Class A shares, in which case the Class B shares will thereafter convert into the new class instead of into Class A shares. No material amendment to the 12b-1 Plan may be made except by vote of a majority of both the Directors and the Qualified Directors.

The 12b-1 Plan requires that the Treasurer of the Fund shall provide to the Directors, and the Directors shall review, at least quarterly, a written report of the amounts expended (and purposes therefor) under the 12b-1 Plan. Rule 12b-1 also requires that the selection and nomination of Directors who are not "interested persons" of the Fund be made by such disinterested Directors. The 12b-1 Plan is reviewed by the Directors annually.

For the year ended December 31, 2008, RiverSource Services, Inc., formerly Seligman Services, Inc., acted as a broker/dealer of record for shareholder accounts that did not have a designated financial advisor. As such, it received compensation pursuant to the Fund's 12b-1 Plan for providing personal services and account maintenance to such accounts. For the year ended December 31, 2008, it received service fees pursuant to the Fund's 12b-1 Plan of $4,369.

Other Service Providers

BOARD SERVICES CORPORATION

The funds have an agreement with Board Services Corporation (Board Services) located at 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402. This agreement sets forth the terms of Board Services' responsibility to serve as an agent of the funds for purposes of administering the payment of compensation to each in dependent Board member, to provide office space for use by the funds and their boards, and to provide any other services to the boards or the independent members, as may be reasonably requested.

RIVERSOURCE SERVICE CORPORATION

Effective on or about June 13, 2009, RiverSource Service Corporation ("RSC") will serve as the Seligman funds' transfer, shareholder service and dividend paying agent (RSC already serves as transfer, shareholder service and dividend paying agent for the other funds in the RiverSource Family of Funds). RSC provides or compensates others to provide such services to the RiverSource Family of Funds.

As of the date hereof, SDC is the transfer, shareholder service and dividend-paying agent for the Fund through on or about June 12, 2009. SDC charges the Fund at cost for its services. These costs include amounts paid by SDC to financial intermediaries and other third parties who provide sub-transfer agency services. SDC's address is 100 Park Avenue, New York, New York 10017.

                             SECURITIES TRANSACTIONS

Except as otherwise noted, the description of policies and procedures in this section also applies to any fund subadviser. Subject to policies set by the Board, as well as the terms of the investment management agreements, the investment manager or subadviser is authorized to determine, consistent with a fund's investment objective and policies, which securities will be purchased, held, or sold. In determining where the buy and sell orders are to be placed, the investment manager has been directed to use its best efforts to obtain the best available price and the most favorable execution except where otherwise authorized by the Board.

Each fund, the investment manager, any subadviser and RiverSource Fund Distributors, Inc. (principal underwriter and distributor of the RiverSource Family of Funds) has a strict Code of Ethics that prohibits affiliated personnel from engaging in personal investment activities that compete with or attempt to take advantage of planned portfolio transactions for the funds.

A fund's securities may be traded on an agency basis with brokers or dealers or on a principal basis with dealers. In an agency trade, the broker-dealer generally is paid a commission. In a principal trade, the investment manager will trade directly with the issuer or with a dealer who buys or sells for its own account, rather than acting on behalf of another client. The investment manager may pay the dealer a commission or instead, the dealer's profit, if any, is the difference, or spread, between the dealer's purchase and sale price for the security.

BROKER-DEALER SELECTION

In selecting broker-dealers to execute transactions, the investment manager and each subadviser will consider from among such factors as the ability to minimize trading costs, trading expertise, infrastructure, ability to provide information or services, financial condition, confidentiality, competitiveness of commission rates, evaluations of execution quality, promptness of execution, past history, ability to prospect for and find liquidity, difficulty of trade, security's trading characteristics, size of order, liquidity of market, block trading capabilities, quality of settlement, specialized expertise, overall responsiveness, willingness to commit capital and research services provided.

The Board has adopted a policy prohibiting the investment manager, or any subadviser, from considering sales of shares of the funds as a factor in the selection of broker-dealers through which to execute securities transactions.

On a periodic basis, the investment manager makes a comprehensive review of the broker-dealers and the overall reasonableness of their commissions, including review by an independent third-party evaluator. The review evaluates execution, operational efficiency, and research services.

COMMISSION DOLLARS

Broker-dealers typically provide a bundle of services including research and execution of transactions. The research provided can be either proprietary (created and provided by the broker-dealer) or third party (created by a third party but provided by the broker-dealer). Consistent with the interests of the fund, the investment manager and each subadviser may use broker-dealers who provide both types of research products and services in exchange for commissions, known as "soft dollars," generated by transactions in fund accounts.

The receipt of research and brokerage products and services is used by the investment manager, and by each subadviser, to the extent it engages in such transactions, to supplement its own research and analysis activities, by receiving the views and information of individuals and research staffs of other securities firms, and by gaining access to specialized expertise on individual companies, industries, areas of the economy and market factors. Research and brokerage products and services may include reports on the economy, industries, sectors and individual companies or issuers; statistical information; accounting and tax law interpretations; political analyses; reports on legal developments affecting portfolio securities; information on technical market actions; credit analyses; on-line quotation systems; risk measurement; analyses of corporate responsibility issues; on-line news services; and financial and market database services. Research services may be used by the investment manager in providing advice to multiple RiverSource accounts, including the funds (or by any subadviser to any other client of the subadviser) even though it is not possible to relate the benefits to any particular account or fund.

On occasion, it may be desirable to compensate a broker for research services or for brokerage services by paying a commission that might not otherwise be charged or a commission in excess of the amount another broker might charge. The Board has adopted a policy authorizing the investment manager to do so, to the extent authorized by law, if the investment manager or subadviser determines, in good faith, that such commission is reasonable in relation to the value of the brokerage or research services provided by a broker or dealer, viewed either in the light of that transaction or the investment manager's or subadviser's overall responsibilities with respect to a fund and the other funds or accounts for which it acts as investment manager (or by any subadviser to any other client of that subadviser).

As a result of these arrangements, some portfolio transactions may not be effected at the lowest commission, but overall execution may be better. The investment manager and each subadviser have represented that under its procedures the amount of commission paid will be reasonable and competitive in relation to the value of the brokerage services and research products and services provided.

The investment manager or a subadviser may use step-out transactions. A "step-out" is an arrangement in which the investment manager or subadviser executes a trade through one broker-dealer but instructs that broker-dealer to step-out all or a part of the trade to another broker-dealer. The second broker-dealer will clear and settle, and receive commissions for, the stepped-out portion. The investment manager or subadviser may receive research products and services in connection with step-out transactions.

Use of fund commissions may create potential conflicts of interest between the investment manager or subadviser and a fund.

However, the investment manager and each subadviser has policies and procedures in place intended to mitigate these conflicts and ensure that the use of fund commissions falls within the "safe harbor" of Section 28(e) of the Securities Exchange Act of 1934. Some products and services may be used for both investment decision-making and non-investment decision-making purposes ("mixed use" items). The investment manager and each subadviser, to the extent it has mixed use items, has procedures in place to assure that fund commissions pay only for the investment decision-making portion of a mixed-use item.

TRADE AGGREGATION AND ALLOCATION

Generally, orders are processed and executed in the order received. When a fund buys or sells the same security as another portfolio, fund, or account, the investment manager or subadviser carries out the purchase or sale pursuant to policies and procedures designed in such a way believed to be fair to the fund. Purchase and sale orders may be combined or aggregated for more than one account if it is believed it would be consistent with best execution. Aggregation may reduce commission costs or market impact on a per-share and per-dollar basis, although aggregation may have the opposite effect. There may be times when not enough securities are received to fill an aggregated order, including in an initial public offering, involving multiple accounts. In that event, the investment manager and each subadviser has policies and procedures designed in such a way believed to result in a fair allocation among accounts, including a fund.

From time to time, different portfolio managers with the investment manager may make differing investment decisions related to the same security. However, with certain exceptions for funds managed using strictly quantitative methods, a portfolio manager or portfolio management team may not sell a security short if the security is owned in another portfolio managed by that portfolio manager or portfolio management team. On occasion, a fund may purchase and sell a security simultaneously in order to profit from short-term price disparities.

The investment manager has portfolio management teams in its Minneapolis and Los Angeles offices that may share research information regarding leveraged loans. The investment manager operates separate and independent trading desks in these locations for the purpose of purchasing and selling leveraged loans. As a result, the investment manager does not aggregate orders in leveraged loans across portfolio management teams. For example, funds and other client accounts being managed by these portfolio management teams may purchase and sell the same leveraged loan in the secondary market on the same day at different times and at different prices. There is also the potential for a particular account or group of accounts, including a fund, to forego an opportunity or to receive a different allocation (either larger or smaller) than might otherwise be obtained if the investment manager were to aggregate trades in leveraged loans across the portfolio management teams. Although the investment manager does not aggregate orders in leveraged loans across its portfolio management teams in Minneapolis and Los Angeles, it operates in this structure subject to its duty to seek best execution.

BROKERAGE COMMISSIONS PAID TO BROKERS AFFILIATED WITH THE INVESTMENT MANAGER

Affiliates of the investment manager may engage in brokerage and other securities transactions on behalf of a fund according to procedures adopted by the Board and to the extent consistent with applicable provisions of the federal securities laws. Subject to approval by the Board, the same conditions apply to transactions with broker-dealer affiliates of any subadviser. The investment manager will use an affiliate only if (i) the investment manager determines that the fund will receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar brokerage and other services for the fund and (ii) the affiliate charges the fund commission rates consistent with those the affiliate charges comparable unaffiliated customers in similar transactions and if such use is consistent with terms of the investment management services agreement.

Commissions

The Fund will not incur commissions in connection with the purchase and sale of portfolio securities. Because fixed-income securities generally trade on a net basis, they normally do not incur brokerage commissions.

Regular Broker-Dealers

During the year ended December 31, 2008, the Fund did not acquire securities of its regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act) or of their parents.

                       CAPITAL STOCK AND OTHER SECURITIES

Capital Stock

The Fund is authorized to issue 1,400,000,000 shares of capital stock, each with a par value of $0.01 per share, divided into five classes, designated Class A common stock, Class B common stock, Class C common stock, Class I common stock and Class R common stock. Each share of the Fund's classes of common stock is equal as to earnings, assets, and voting privileges, except that each class bears its own separate distribution and, potentially, certain other class expenses and has exclusive voting rights with respect to any matter to which a separate vote of any class is required by the 1940 Act or applicable state law. The Fund has adopted a Plan ("Multiclass Plan") pursuant to Rule 18f-3 under the 1940 Act permitting the issuance and sale of multiple classes of common stock. In accordance with the Fund's Articles of Incorporation, the Board of Directors may authorize the creation of additional classes of common stock with such characteristics as are permitted by the Multiclass Plan and Rule 18f-3. The 1940 Act requires that where more than one class exists, each class must be preferred over all other classes in respect of assets specifically allocated to such class. All shares have noncumulative voting rights for the election of directors. Each outstanding share is fully paid and non-assessable, and each is freely transferable. There are no liquidation, conversion, or preemptive rights.

The Board of Directors is authorized to classify or reclassify and issue any unissued common stock of the Fund into any number of other classes without further action by shareholders.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted by the provisions of the 1940 Act or applicable state law, or otherwise, to the holders of the outstanding voting securities of an investment company such as the Fund shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each class affected by such matter. Rule 18f-2 further provides that a class shall be deemed to be affected by a matter unless it is clear that the interests of each class in the matter are substantially identical or that the matter does not significantly affect any interest of such class. However, the Rule exempts the selection of independent auditors, the approval of principal distributing contracts and the election of directors from the separate voting requirements of the Rule.

Other Securities

The Fund has no authorized securities other than common stock.

                               INVESTING IN A FUND

Effective on or about June 13, 2009, the Seligman funds' Class R shares are renamed as Class R2 shares and the Seligman funds' Class I shares are renamed as Class R5 shares. All references in this section "Investing in a Fund" reflect the renamed shares classes (i.e., Seligman fund Class I shares in existence on or about June 12, 2009 are reflected below as Class R5 shares, and the Class I shares reflected below are a new share class for the Seligman funds).

SALES CHARGE

FOR FUNDS OTHER THAN MONEY MARKET FUNDS:

Investors should understand that the purpose and function of the initial sales charge and distribution fee for Class A shares is the same as the purpose and function of the contingent deferred sales charge ("CDSC") and distribution fee for Class B and Class C shares. The sales charges and distribution fees applicable to each class pay for the distribution of shares of a fund.

Shares of a fund are sold at the public offering price. The public offering price is the NAV of one share adjusted for the sales charge for Class A. For Class B, Class C, Class D, Class E, Class I, Class R2, Class R3, Class R4, Class R5, Class W and Class Y there is no initial sales charge so the public offering price is the same as the NAV.

CLASS A - CALCULATION OF THE SALES CHARGE

Sales charges are determined as shown in the following tables. The first table is organized by investment category.

                          CLASS A INITIAL SALES CHARGE

For all funds EXCEPT RiverSource Absolute Return Currency and Income Fund, RiverSource Floating Rate Fund, RiverSource Inflation Protected Securities Fund, RiverSource Intermediate Tax-Exempt Fund, RiverSource Limited Duration Bond Fund and RiverSource Short Duration U.S. Government Fund:

                                                                         FUND-OF FUNDS - FIXED INCOME, STATE TAX-
                                                                        EXEMPT FIXED INCOME, TAXABLE FIXED INCOME,
                             BALANCED, EQUITY, FUND-OF-FUNDS - EQUITY              TAX-EXEMPT FIXED INCOME
                             ----------------------------------------   ------------------------------------------
       FUND CATEGORY                                SALES CHARGE (a) AS A PERCENTAGE OF:
--------------------------   -------------------------------------------------------------------------------------
                              PUBLIC OFFERING                              PUBLIC OFFERING
    TOTAL MARKET VALUE           PRICE (b)       NET AMOUNT INVESTED          PRICE (b)      NET AMOUNT INVESTED
--------------------------   -----------------   -------------------       ---------------   -------------------
Up to $49,999                        5.75%              6.10%                   4.75%               4.99%
$50,000 - $99,999                    4.75%              4.99%                   4.25%               4.44%
$100,000 - $249,999                  3.50%              3.63%                   3.50%               3.63%
$250,000 - $499,999                  2.50%              2.56%                   2.50%               2.56%
$500,000 - $999,999                  2.00%              2.04%                   2.00%               2.04%
$1,000,000 or more(c), (d)           0.00%              0.00%                   0.00%               0.00%

For RiverSource Absolute Return Currency and Income Fund, RiverSource Floating Rate Fund, RiverSource Inflation Protected Securities Fund, RiverSource Intermediate Tax-Exempt Fund, RiverSource Limited Duration Bond Fund and RiverSource Short Duration U.S. Government Fund:

                             SALES CHARGE (a) AS A PERCENTAGE    SALES CHARGE (a) AS A PERCENTAGE
    TOTAL MARKET VALUE          OF PUBLIC OFFERING PRICE(b)           OF NET AMOUNT INVESTED
--------------------------   --------------------------------    --------------------------------
Up to $49,999                             3.00%                                3.09%
$50,000 - $99,999                         3.00%                                3.09%
$100,000 - $249,999                       2.50%                                2.56%
$250,000 - $499,999                       2.00%                                2.04%
$500,000 - $999,999                       1.50%                                1.52%
$1,000,000 or more(c), (d)                0.00%                                0.00%

(a) Because of rounding in the calculation of purchase price, the portion of the sales charge retained by the distributor may vary and the actual sales charge you pay may be more or less than the sales charge calculated using these percentages.

(b)  Purchase price includes the sales charge.

(c) Although there is no sales charge for purchases with a total market value over $1,000,000, and therefore no re-allowance, the distributor may pay a financial intermediary the following out of its own resources: a sales commission of up to 1.00% for a sale of $1,000,000 to $3,999,999; a sales commission up to 0.50% for a sale of $4,000,000 to $49,999,999; and a sales commission up to 0.25% for a sale of $50,000,000 or more.

(d) For certain eligible employee benefit plans defined under section 401(a), 401(k), 457 and 403(b) which meet eligibility rules for the waiver of applicable sales charges, the distributor may pay the following out of its own resources: a sale commission of 1.00% for a sale of $1 to $3,999,999 received in eligible employee benefit plans; a sales commission of up to 0.50% for a sale of $4,000,000 to $49,999,999; and a sales commission up to 0.25% for a sale of $50,000,000 or more. See "Initial Sales Charge - Waivers of the sales charge for Class A shares" for employee benefit plan eligibility rules.

CLASS A - LETTER OF INTENT (LOI)

If you intend to invest $50,000 or more over a period of time, you may be able to reduce the sales charge you pay on investments in Class A by completing a LOI form and committing to invest a certain amount. The LOI must be filed with and accepted in good order by the distributor. The LOI can start at any time and you will have up to 13 months to fulfill your commitment. Existing Rights of Accumulation (ROA) can be included for purposes of meeting your commitment under the LOI. For example, a shareholder currently has $60,000 ROA in the funds. Shareholder completes an LOI to invest $100,000 in the funds (ROA eligible accounts). Shareholder only needs to invest an additional $40,000 in the funds' Class A shares over the next 13 months in order to fulfill the LOI commitment, during which time the shareholder receives reduced front-end sales charge(s) on investments. Your investments during this 13 month period will be charged the sales charge that applies to the amount you have committed to invest under the LOI. A portion of your commitment will be invested in Class A shares and placed in escrow. At the end of the 13-month period, the LOI will end and the shares will be released from escrow (less any amount necessary to pay sales charges to the extent the LOI commitment was not met, as described below). Once the LOI has ended or your investments entitle you to a lower sale charge than would otherwise be available to you under the LOI, future sales charges will be determined by ROA as described in the prospectus. If you do not invest the commitment amount by the end of the 13-month period, the remaining unpaid sales charge will be redeemed from the escrowed shares and the remaining balance released from escrow. The commitment amount does not include purchases in any class of funds other than Class A; does not include any new reinvested dividends and directed dividends earned in any funds during the 13-month period; purchases in funds held within a wrap product; and purchases of money market funds unless they are subsequently exchanged to Class A shares of a fund within the 13-month period. A LOI is not an option (absolute right) to buy shares. If you purchase shares through different channels, for example, in a brokerage account or through a third party, you must inform your financial institution in writing about the LOI when placing any purchase orders during the period of the LOI. If you do not complete and file the LOI form, or do not request the reduced sales charge at the time of purchase, you will not be eligible for the reduced sales charge.

CLASS A SHARES

Class A shares may be sold at net asset value to certain persons since such sales require less sales effort and lower sales-related expenses as compared with sales to the general public. If you are eligible to purchase Class A shares without a sales charge, you should inform your financial advisor, financial intermediary or the transfer agent of such eligibility and be prepared to provide proof thereof.

INITIAL SALES CHARGE-- WAIVERS OF THE SALES CHARGE FOR CLASS A SHARES. Sales charges do not apply to:

- shareholders whose original purchase was in a Strategist fund merged into a RiverSource fund in 2000.

- participants of "eligible employee benefit plans" including 403(b) plans for which Ameriprise Financial Services, Inc. (Ameriprise Financial Services) serves as broker-dealer, and the school district or group received a written proposal from Ameriprise Financial Services between November 1, 2007 and December 31, 2008 (each a Qualifying 403(b) Plan). In order for participants in one of these 403(b) plans to receive this waiver, at least one participant account of the 403(b) plan must have been funded at Ameriprise Financial Services prior to December 31, 2009. This waiver may be discontinued for any Qualifying 403(b) Plan, in the sole discretion of the distributor, after December 31, 2009.

- to separate accounts established and maintained by an insurance company which are exempt from registration under Section 3(c)(11) of the 1940 Act.

- plans that (i) own Class B shares of any Seligman fund and (ii) participate in Seligman Growth 401(k) through Ascensus's (formerly BISYS)third party administration platform may, with new contributions, purchase Class A shares at net asset value. Class A shares purchased at net asset value are subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

- to participants in retirement and deferred compensation plans and trusts used to fund those plans, including but not limited to, those defined in Sections 401(a), 401(k), 403(b) or 457 of the Internal Revenue Code and "rabbi trusts" for which Charles Schwab & Co., Inc. acts as broker dealer.

- to participants in plans established at the transfer agent (Seligman funds only) prior to January 7, 2008, the plan had $500,000 or 50 participants when the shares were initially purchased.

- to participants in retirement and benefit plans made through financial intermediaries that perform participant recordkeeping or other administrative services for the plans and that have entered into special arrangements as alliance program partners with the funds and/or the distributor specifically for such purchases.

- to other investment companies in the RiverSource Family of Funds pursuant to a "fund of funds" arrangement.

CLASS B SHARES

Class B shares have a CDSC for six years. Class B shares purchased in a RiverSource fund prior to May 21, 2005 will convert to Class A shares in the ninth calendar year of ownership. Class B shares purchased in a Seligman fund on or prior to June 12, 2009 will convert to Class A shares in the month prior to the ninth year of ownership. Class B shares purchased in a RiverSource fund beginning May 21, 2005 and Class B shares purchased in a Seligman fund beginning June 13, 2009 will convert to Class A shares one month after the eighth year of ownership.

CDSC - WAIVERS OF THE CDSC FOR CLASS B SHARES. The CDSC will be waived on sales of shares:

- for shares of Seligman funds in retail retirement plans sold to Merrill to which no sales commission or transaction fee was paid to an authorized financial institution at the time of purchase.

- for shares of RiverSource funds held in investment-only accounts (i.e. accounts where Ameriprise Trust Company does not act as the custodian) at Ameriprise Financial Services on behalf of a trust for an employee benefit plan

- for shares of RiverSource funds held in IRAs or certain qualified plans, prior to June 12, 2009 such as Keogh plans, tax-sheltered custodial accounts or corporate pension plans where Ameriprise Trust Company is acting as custodian, provided that the shareholder is:

     - at least 59 1/2 years old and taking a retirement distribution (if the sale is part of a transfer to an IRA or qualified plan, or a custodian-to-custodian transfer, the CDSC will not be waived) OR

     - selling under an approved substantially equal periodic payment arrangement.

CLASS C SHARES

Class C shares are available to all investors. Class C shares are sold without a front-end sales charge. For Class C shares, a 1% CDSC may apply if shares are sold within one year after purchase. Class C shares are subject to a distribution fee.

CDSC - WAIVERS OF THE CDSC FOR CLASS C SHARES. The CDSC will be waived on sales of shares:

- for shares of RiverSource funds held in investment-only accounts (i.e. accounts where Ameriprise Trust Company does not act as the custodian) at Ameriprise Financial Services on behalf of a trust for an employee benefit plan and for shares of RiverSource funds held in tax-sheltered custodial accounts where Ameriprise Trust Company is the custodian, in cases where the sale is not a full liquidation of the Qualified Plan Account, and in cases where the sale is a full liquidation of a Qualified Plan Account held for the benefit of multiple plan participants, but the full liquidation is not the result of a mutual fund line-up (plan investment option) change or plan termination.

CLASS D SHARES

Class D shares are offered through wrap fee programs or other investment products. Class D shares are sold without a frontend sales charge or CDSC. Class D shares are subject to a distribution fee.

CLASS E SHARES

Class E shares are offered to qualifying institutional investors and brokerage accounts. Class E shares are sold without a front-end sales charge or CDSC. Class E shares are subject to a plan administration fee.

CLASS I SHARES

Class I shares are offered to qualifying institutional investors. Class I shares are sold without a front-end sales charge or CDSC.

CLASS R SHARES

Class R2, Class R3, Class R4 and Class R5 shares are offered to certain institutional investors. Class R2, Class R3, Class R4 and Class R5 shares are sold without a front-end sales charge or a CDSC. Class R2 and Class R3 shares are subject to a distribution fee. Class R2, Class R3 and R4 shares are subject to a plan administration fee. The following investors are eligible to purchase Class R2, Class R3, Class R4 and Class R5 shares:

-    Qualified employee benefit plans;

- Trust companies or similar institutions, and charitable organizations that meet the definition in Section 501(c)(3) of the Internal Revenue Code;

-    Nonqualified deferred compensation plans;

- State sponsored college savings plans established under Section 529 of the Internal Revenue Code;

-    Health Savings Accounts (HSAs) created pursuant to public law 108-173.

Additionally, the following eligible investors may purchase Class R5 shares:

- Institutional or corporate accounts above a threshold established by the distributor (currently $1 million per fund or $10 million in all RiverSource funds); and

-    Bank Trusts.

CLASS W SHARES

Class W shares are offered to qualifying discretionary accounts. Class W shares are sold without a front-end sales charge or CDSC. Class W shares are subject to a distribution fee.

CLASS Y SHARES

Class Y shares are offered to certain institutional investors. Class Y shares are sold without a front-end sales charge or a CDSC. Class Y shares are subject to a plan administration fee. The following investors are eligible to purchase Class Y shares:

-    Qualified employee benefit plans;

- Trust companies or similar institutions, and charitable organizations that meet the definition in Section 501(c)(3) of the Internal Revenue Code;

-    Nonqualified deferred compensation plans; and

- State sponsored college savings plans established under Section 529 of the Internal Revenue Code.

In addition, for Class I, Class R and Class W shares, the distributor, in its sole discretion, may accept investments from other purchasers not listed above.

FUND REORGANIZATIONS

Class A shares may be issued without an initial sales charge in connection with the acquisition of cash and securities owned by other investment companies. Any CDSC will be waived in connection with the redemption of shares of the fund if the fund is combined with another fund or in connection with a similar reorganization transaction.

REJECTION OF BUSINESS

Each fund and the distributor of the fund reserve the right to reject any business, in its sole discretion.

SELLING SHARES

You have a right to sell your shares at any time. For an explanation of sales procedures, please see the applicable prospectus.

During an emergency, the Board can suspend the computation of NAV, stop accepting payments for purchase of shares, or suspend the duty of a fund to redeem shares for more than seven days. Such emergency situations would occur if:

     - The Exchange closes for reasons other than the usual weekend and holiday closings or trading on the Exchange is restricted, or

     - Disposal of a fund's securities is not reasonably practicable or it is not reasonably practicable for the fund to determine the fair value of its net assets, or,

     - The SEC, under the provisions of the 1940 Act, declares a period of emergency to exist.

Should a fund stop selling shares, the Board may make a deduction from the value of the assets held by the fund to cover the cost of future liquidations of the assets so as to distribute these costs fairly among all shareholders.

Each RiverSource fund has elected to be governed by Rule 18f-1 under the 1940 Act, which obligates the RiverSource fund to redeem shares in cash, with respect to any one shareholder during any 90-day period, up to the lesser of $250,000 or 1% of the net assets of the fund at the beginning of the period. Although redemptions in excess of this limitation would normally be paid in cash, the RiverSource fund reserves the right to make these payments in whole or in part in securities or other assets in case of an emergency, or if the payment of a redemption in cash would be detrimental to the existing shareholders of the RiverSource fund as determined by the Board. In these circumstances, the securities distributed would be valued as set forth in this SAI. Should a RiverSource fund distribute securities, a shareholder may incur brokerage fees or other transaction costs in converting the securities to cash.

Offering Price

When you buy or sell Fund shares, you do so at the Class's net asset value ("NAV") next calculated after the distributor or the transfer agent accepts your request. However, in some cases, the Fund has authorized certain financial intermediaries (and other persons designated by such financial intermediaries) to receive purchase and redemption orders on behalf of the Fund. In such instances, customer orders will be priced at the Class's NAV next calculated after the authorized financial intermediary (or other persons designated by such financial intermediary) receives the request.

NAV per share of each class of the Fund is determined as of the close of regular trading on the New York Stock Exchange ("NYSE") (normally, 4:00 p.m. Eastern time), on each day that the NYSE is open for business. The NYSE is currently closed on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. NAV per share for a class is computed by dividing such class's share of the value of the net assets of the Fund (i.e., the value of its assets less liabilities) by the total number of outstanding shares of such class. All expenses of the Fund, including the management fee, are accrued daily and taken into account for the purpose of determining NAV.

VALUING FUND SHARES

FOR FUNDS OTHER THAN MONEY MARKET FUNDS. A fund's securities are valued as follows as of the close of business of the New York Stock Exchange (the Exchange):

- Securities traded on a securities exchange for which a last-quoted sales price is readily available are valued at the last-quoted sales price on the exchange where such security is primarily traded.

- Securities traded on a securities exchange for which a last-quoted sales price is not readily available are valued at the mean of the closing bid and asked prices, looking first to the bid and asked prices on the exchange where the security is primarily traded and, if none exist, to the over-the-counter market.

- Securities included in the NASDAQ National Market System are valued at the last-quoted sales price in this market.

- Securities included in the NASDAQ National Market System for which a last-quoted sales price is not readily available, and other securities traded over-the-counter but not included in the NASDAQ National Market System are valued at the mean of the closing bid and asked prices.

- Futures and options traded on major exchanges are valued at the last-quoted sales price on their primary exchange.

- Foreign securities traded outside the United States are generally valued as of the time their trading is complete, which is usually different from the close of the Exchange. Foreign securities quoted in foreign currencies are translated into U.S. dollars utilizing spot exchange rates at the close of regular trading on the Exchange.

- Occasionally, events affecting the value of securities occur between the time the primary market on which the securities are traded closes and the close of the Exchange. If events materially affect the value of securities, the securities will be valued at their fair value according to procedures decided upon in good faith by the Board. This occurs most commonly with foreign securities, but may occur in other cases. The fair value of a security is likely to be different from the quoted or published price.

- Short-term securities maturing more than 60 days from the valuation date are valued at the readily available market price or approximate market value based on current interest rates. Short-term securities maturing in 60 days or less that originally had maturities of more than 60 days at acquisition date are valued at amortized cost using the market value on the 61st day before maturity. Short-term securities maturing in 60 days or less at acquisition date are valued at amortized cost. Amortized cost is an approximation of market value determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

- Securities without a readily available market price and securities for which the price quotations or valuations received from other sources are deemed unreliable or not reflective of market value are valued at fair value as determined in good faith by the Board. The Board is responsible for selecting methods it believes provide fair value.

- When possible, bonds are valued at an evaluated bid by a pricing service independent from the funds. If a valuation of a bond is not available from a pricing service, the bond will be valued by a dealer knowledgeable about the bond if such a dealer is available.

The assets of funds-of-funds consist primarily of shares of the underlying funds, which are valued at their NAVs. Other securities held by funds-of-funds are valued as described above.

FOR MONEY MARKET FUNDS. In accordance with Rule 2a-7 of the 1940 Act, all of the securities in the fund's portfolio are valued at amortized cost. The amortized cost method of valuation is an approximation of market value determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date. Amortized cost does not take into consideration unrealized capital gains or losses.

The Board has established procedures designed to stabilize the fund's price per share for purposes of sales and redemptions at $1, to the extent that it is reasonably possible to do so. These procedures include review of the fund's securities by the Board, at intervals deemed appropriate by it, to determine whether the fund's net asset value per share computed by using available market quotations deviates from a share value of $1 as computed using the amortized cost method. The Board must consider any deviation that appears and, if it exceeds 0.5%, it must determine what action, if any, needs to be taken. If the Board determines a deviation exists that may result in a material dilution of the holdings of current shareholders or investors, or in any other unfair consequences for shareholders, it must undertake remedial action that it deems necessary and appropriate. Such action may include withholding dividends, calculating net asset value per share for purposes of sales and redemptions using available market quotations, making redemptions in kind, and selling securities before maturity in order to realize capital gains or losses or to shorten average portfolio maturity.

While the amortized cost method provides certainty and consistency in portfolio valuation, it may result in valuations of securities that are either somewhat higher or lower than the prices at which the securities could be sold. This means that during times of declining interest rates the yield on the fund's shares may be higher than if valuations of securities were made based on actual market prices and estimates of market prices. Accordingly, if using the amortized cost method were to result in a lower portfolio value, a prospective investor in the fund would be able to obtain a somewhat higher yield than the investor would get if portfolio valuations were based on actual market values. Existing shareholders, on the other hand, would receive a somewhat lower yield than they would otherwise receive. The opposite would happen during a period of rising interest rates.

SPECIMEN PRICE MAKE-UP

Under the current distribution arrangements between the Fund and the distributor, Class A, Class B, Class C, Class I and Class R shares are sold at NAV(1). Using each Class's NAV at December 31, 2008, the maximum offering price of the Fund's shares is as follows:

Class A
   Net asset value and offering price per share(1)...........   $1.00
                                                                =====
Class B
   Net asset value and offering price per share(1)...........   $1.00
                                                                =====
Class C
   Net asset value and offering price per share(1)...........   $1.00
                                                                =====
Class I
   Net asset value and offering price per share..............   $1.00
                                                                =====
Class R
   Net asset value and offering price per share(1)...........   $1.00
                                                                =====

----------
(1) Class A shares acquired by exchange that were originally purchased at net asset value due to the size of the purchase or purchases by eligible employee benefit plans are subject to a 1% CDSC, if such shares are redeemed within 18 months of purchase or prior to plan termination, respectively. Class B shares are subject to a CDSC declining from 5% in the first year after purchase to 0% after six years. Class C shares are subject to a 1% CDSC on redemptions within one year of purchase. Class R shares are subject to a 1% CDSC on shares redeemed within 1 year of a retirement plan's initial purchase.

Redemption in Kind

The procedures for selling Fund shares under ordinary circumstances are set forth in the Prospectuses. In unusual circumstances, payment may be postponed, or the right of redemption postponed for more than seven days, if: (i) the orderly liquidation of portfolio securities is prevented by the closing of, or restricted trading on, the NYSE; (ii) during periods of emergency which make the disposal by the Fund of its shares impracticable; or (iii) such other periods as ordered by the SEC for the protection of the Fund's shareholders. Under these circumstances, redemption proceeds may be made in securities (i.e., a redemption in kind). If payment is made in securities, a shareholder may incur brokerage expenses in converting these securities to cash.

Anti-Money Laundering

As part of the Fund's responsibility for the prevention of money laundering, you may be required by the Fund, RiverSource Investments, the distributor or the transfer agent or their respective service providers to provide additional information, including information needed to verify the source of funds used to purchase shares and your identity or the identity of any underlying beneficial owners of your shares. In the event of delay or failure by you to produce any requested information, the Fund, the distributor or the transfer agent or their service providers may refuse to accept a subscription or, to the extent permitted or required by applicable law, cause a complete redemption of your shares from the Fund. The Fund, by written notice to you, may suspend payment to you of any proceeds or distributions if the Fund, the distributor or transfer agent or their service providers reasonably deem it necessary to do so in order to comply with applicable laws and regulations, including any anti-money laundering laws and regulations applicable to the Fund, RiverSource Investments, the distributor or the transfer agent or their respective service providers.

Arrangements Permitting Frequent Trading of Fund Shares

The Fund has no arrangements with any person to permit frequent trading of Fund shares.

                              TAXATION OF THE FUND

TAXES

SUBCHAPTER M COMPLIANCE

The fund has elected to be taxed under Subchapter M of the Internal Revenue Code as a regulated investment company. The fund intends to maintain its qualification as a regulated investment company by meeting certain requirements relating to distributions, source of income, and asset diversification. Distribution requirements include distributing at least 90% of the fund's investment company taxable income (which includes net short-term capital gains) and tax-exempt ordinary income to fund shareholders each taxable year. The source of income rules require that at least 90% of the fund's gross income be derived from dividends, interest, certain payments with respect to securities loans, gain from the sale or other disposition of stock, securities or foreign currencies (subject to certain limitations), and certain other income derived with respect to its business of investing in stock, securities or currencies, and net income from certain interests in qualified publicly traded partnerships. Asset diversification requirements are met when the fund owns, at the end of each quarter of its taxable year, a portfolio, 50% of which includes cash and cash items, U.S. government securities, securities of other regulated investment companies and, securities of other issuers in which the fund has not invested more than 5% of the value of the fund's assets (or 10% of the value of the outstanding voting securities of any one issuer). Also, no more than 25% of the fund's assets may be invested in the securities of any one issuer or two or more issuers which the fund controls and which are engaged in the same or similar trades or businesses (excepting U.S. government securities and securities of other regulated investment companies) or the securities of one or more qualified publicly traded partnerships. This is a simplified description of the relevant laws.

If the fund fails to qualify as a regulated investment company under Subchapter M, the fund would be taxed as a corporation on the entire amount of its taxable income (including its net capital gain) without a dividends paid deduction. Also, all of a shareholder's distributions would generally be taxable to shareholders as qualified dividend income (QDI) (or could be treated as a return of capital, if there weren't sufficient earnings and profits) and generally would be eligible for the dividends received deduction in the case of corporate shareholders.

Under federal tax law, by the end of a calendar year a fund must declare and pay dividends representing 98% of ordinary income for that calendar year and 98% of net capital gains (both long-term and short-term) for the 12-month period ending Oct. 31 of that calendar year. The fund is subject to a non-deductible excise tax equal to 4% of the excess, if any, of the amount required to be distributed over the amount actually distributed. The fund intends to comply with federal tax law and avoid any excise tax. For purposes of the excise tax distributions, section 988 ordinary gains and losses are distributable based on an Oct. 31 year end. This is an exception to the general rule that ordinary income is paid based on a calendar year end.

The fund intends to distribute sufficient dividends within each calendar year, as well as on a fiscal year basis, to avoid income and excise taxes.

A fund may be subject to U.S. taxes resulting from holdings in passive foreign investment companies (PFIC). To avoid unfavorable tax consequences, a fund may make an election to mark to market its PFIC investments. A foreign corporation is a PFIC when 75% or more of its gross income for the taxable year is passive income or 50% or more of the average value of its assets consists of assets that produce or could produce passive income.

Income earned by a fund may have had foreign taxes imposed and withheld on it in foreign countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. If more than 50% of a fund's total assets at the close of its fiscal year consists of securities of foreign corporations, the fund will be eligible to file an election with the Internal Revenue Service
(IRS) under which shareholders of the fund would be required to include their pro rata portions of foreign taxes withheld by foreign countries as gross income in their federal income tax returns. These pro rata portions of foreign taxes withheld may be taken as a credit or deduction in computing the shareholders' federal income taxes. If the election is filed, the fund will report to its shareholders the per share amount of such foreign taxes withheld and the amount of foreign tax credit or deduction available for federal income tax purposes.

A fund may use equalization payments to satisfy its requirement to make distributions of net investment income and capital gain net income. Equalization payments occur when a fund allocates a portion of its net investment income and realized capital gain net income to redemptions of fund shares. These payments reduce the amount of taxable distributions paid to shareholders. The IRS has not issued any guidance concerning the methods used to allocate investment income and capital gain to redemptions of shares. If the IRS determines that a fund is using an improper method of allocation for these purposes, the fund may be liable for additional federal income tax.

This is a brief summary that relates to federal income taxation only. Shareholders should consult their tax advisor as to the application of federal, state, and local income tax laws to fund distributions.

EXCHANGES, PURCHASES AND SALES

For tax purposes, an exchange is considered a sale and purchase, and may result in a gain or loss. A sale is a taxable transaction. If you sell shares for less than their cost, the difference is a capital loss. If you sell shares for more than their cost, the difference is a capital gain. Your gain may be short term (for shares held for one year or less) or long term (for shares held more than one year).

Capital gain of a non-corporate US shareholder that is recognized in a taxable year beginning before January 1, 2011 is generally taxed at a maximum rate of 15% in respect of shares held for more than one year. Net capital gain of a corporate shareholder is taxed at the same rate as ordinary income. However, if shares on which a long-term capital gain distribution has been received are subsequently sold or redeemed and such shares have been held for six months or less (after taking into account certain hedging transactions), any loss realized will be treated as long-term capital loss to the extent that it does not exceed the long-term capital gain distribution.

A capital loss on a sale or redemption of a security in a nonqualified account may be disallowed for tax purposes if the same or a substantially identical security is purchased or acquired (including shares acquired through dividend reinvestment) within 30 days before or after the date of the loss transaction. This is called a wash sale. When a wash sale occurs, the loss is disallowed to the extent of shares repurchased, and the cost basis on the security acquired is increased by the amount of the loss that is disallowed. The loss is disallowed in a nonqualified account whether the purchase is in a nonqualified account or in an IRA or Roth IRA, however, an individual's cost basis in an IRA or Roth IRA is not increased due to the wash sale rules. The wash sale rules apply only to capital losses. Sales of securities that result in capital gains are generally recognized when incurred.

If you buy Class A shares and within 91 days exchange into another fund, you may not include the sales charge in your calculation of tax gain or loss on the sale of the first fund you purchased. The sales charge may be included in the calculation of your tax gain or loss on a subsequent sale of the second fund you purchased.

FOR EXAMPLE

You purchase 100 shares of an equity fund having a public offering price of $10.00 per share. With a sales load of 5.75%, you pay $57.50 in sales load. With a NAV of $9.425 per share, the value of your investment is $942.50. Within 91 days of purchasing that fund, you decide to exchange out of that fund, now at a NAV of $11.00 per share, up from the original NAV of $9.425, and purchase a second fund, at a NAV of $15.00 per share. The value of your investment is now $1,100.00 ($11.00 x 100 shares). You cannot use the $57.50 paid as a sales load when calculating your tax gain or loss in the sale of the first fund shares. So instead of having a $100.00 gain ($1,100.00 - $1,000.00), you have a $157.50 gain ($1,100.00 - $942.50). You can include the $57.50 sales load in the calculation of your tax gain or loss when you sell shares in the second fund.

The following paragraphs provide information based on a fund's investment category.

FOR STATE TAX-EXEMPT FIXED INCOME AND TAX-EXEMPT FIXED INCOME FUNDS, all distributions of net investment income during the fund's fiscal year will have the same percentage designated as tax-exempt. This percentage is expected to be substantially the same as the percentage of tax-exempt income actually earned during any particular distribution period.

FOR BALANCED, EQUITY, FUNDS-OF-FUNDS, TAXABLE MONEY MARKET AND TAXABLE FIXED INCOME FUNDS, if you have a nonqualified investment in a fund and you wish to move part or all of those shares to an IRA or qualified retirement account in the fund, you can do so without paying a sales charge. However, this type of exchange is considered a redemption of shares and may result in a gain or loss for tax purposes. See wash sale discussion above. In addition, this type of exchange may result in an excess contribution under IRA or qualified plan regulations if the amount exchanged exceeds annual contribution limitations. You should consult your tax advisor for further details about this complex subject.

DISTRIBUTIONS

DIVIDENDS

Net investment income dividends (other than qualified dividend income) received and distributions from the excess of net short-term capital gains over net long-term capital losses should be treated as ordinary income for federal income tax purposes. Corporate shareholders are generally entitled to a deduction equal to 70% of that portion of a fund's dividend that is attributable to dividends the fund received from domestic (U.S.) securities. If there is debt-financed portfolio stock, that is, bank financing is used to purchase long securities, the 70% dividends received deduction would be reduced by the average amount of portfolio indebtedness divided by the average adjusted basis in the stock. This does not impact the qualified dividend income available to individual shareholders.

Only certain QDI will be subject to the 15% and 0% (for lower-bracket taxpayers) tax rates for 2008-2010. QDI is dividends earned from domestic corporations and qualified foreign corporations. Qualified foreign corporations are corporations incorporated in a U.S. possession, corporations whose stock is readily tradable on an established U.S. securities market (ADRs), and certain other corporations eligible for relief under an income tax treaty with the U.S. that includes an exchange of information agreement. PFICs are excluded from this treatment. Holding periods for shares must also be met to be eligible for QDI treatment (more than 60 days for common stock and more than 90 days for certain preferred's dividends).

Dividends declared in October, November or December, payable to shareholders of record on a specified date in such a month and paid in the following January will be treated as having been paid by a fund and received by each shareholder in December. Under this rule, therefore, shareholders may be taxed in one year on dividends or distributions actually received in January of the following year.

CAPITAL GAINS DISTRIBUTIONS

Capital gain distributions, if any, received by shareholders (in cash or invested in additional shares) should be treated as long-term capital gains regardless of how long shareholders owned their shares. Short-term capital gains earned by a fund are paid to shareholders as part of their ordinary income dividend and are taxable as ordinary income. Special rates on capital gains may apply to sales of precious metals, if any, owned directly by a fund and to investments in REITs.

Individual shareholders will be subject to federal income tax on distributions of net capital gains generally at a maximum rate of 15% if designated as derived from a fund's capital gains from property held for more than one year and recognized in the taxable years beginning before January 1, 2011. Net capital gain of a corporate shareholder is taxed at the same rate as ordinary income. Such distributions are not eligible for the dividends received deduction allowed to corporate shareholders. Shareholders receiving distributions in the form of additional shares issued by a fund will generally be treated for federal income tax purposes as having received a distribution in an amount equal to the cash that could have been elected to be received instead of the additional shares.

Under the Internal Revenue Code of 1986 (the Code), gains or losses attributable to fluctuations in exchange rates that occur between the time a fund accrues interest or other receivables, or accrues expenses or other liabilities denominated in a foreign currency and the time the fund actually collects such receivables or pays such liabilities generally are treated as ordinary income or ordinary loss. Similarly, gains or losses on disposition of debt securities denominated in a foreign currency attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security and the date of disposition may be treated as ordinary or capital gains or losses. These gains or losses, referred to under the Code as "section 988" gains or losses, may increase or decrease the amount of a fund's investment company taxable income to be distributed to its shareholders as ordinary income.

RETURN OF CAPITAL

If a mutual fund is the holder of record of any share of stock on the record date for any dividend payable with respect to the stock, the dividend will be included in gross income by the fund as of the later of (1) the date the share became ex-dividend or (2) the date the fund acquired the share. Because the dividends on some foreign equity investments may be received some time after the stock goes ex-dividend, and in certain rare cases may never be received by the fund, this rule may cause a fund to pay income to its shareholders that it has not actually received. To the extent that the dividend is never received, the fund will take a loss at the time that a determination is made that the dividend will not be received.

If a fund's distributions exceed its current and accumulated earnings and profits, that portion of the fund's distributions will be treated as a return of capital to its shareholders. A return of capital is a return of a portion of the shareholder's original investment. A return of capital will generally not be taxable, however, any amounts received in excess of a shareholder's tax basis are treated as capital gain. Forms 1099 will be sent to shareholders to report any return of capital.

WITHHOLDING

Unless a shareholder provides a certified taxpayer identification number (social security number for individuals) on the account application or other document and certifies that the shareholder is not subject to backup withholding, the fund is required to withhold and remit to the IRS 28% backup withholding on taxable and exempt-interest dividends and redemptions. Shareholders should be aware that, under regulations promulgated by the IRS, a fund may be fined for each account for which a certified taxpayer identification number (social security number for individuals) is not provided.

Taxation of a shareholder who, as to the United States, is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership ("foreign shareholder") depends on whether the income from the fund is "effectively connected" with a US trade or business carried on by such shareholder. If the income from the fund is not effectively connected with a US trade or business carried on by a foreign shareholder, ordinary income and qualified dividends paid to such foreign shareholders generally will be subject to a 30% US withholding tax under existing provisions of the Internal Revenue Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty or law. Nonresident shareholders are urged to consult their own tax advisers concerning the applicability of the US withholding tax.

If the income from the fund is effectively connected with a US trade or business carried on by a foreign shareholder, then ordinary income dividends, qualified dividends, capital gain dividends, undistributed capital gains credited to such shareholder and any gains realized upon the sale of shares of the fund will be subject to US federal income tax at the graduated rates applicable to US citizens or domestic corporations. In the case of foreign non-corporate shareholders, the fund may be required to backup withhold US federal income tax on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless such shareholders furnish the fund with proper documentation related to their foreign status.

The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the fund, the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.

                                  UNDERWRITERS

Distribution of Securities

The Fund and the distributor are parties to a Distributing Agreement under which the distributor acts as the exclusive agent for distribution of shares of the Fund. The distributor accepts orders for the purchase of Fund shares, which are offered continuously. The distributor retains any CDSCs paid by investors on all Fund classes other than Class B.

Compensation

The distributor, which is an affiliated person of RiverSource Investments, which is an affiliated person of the Fund, received the following commissions and other compensation from the Fund during the year ended December 31, 2008:

 Compensation on Redemptions
       and Repurchases
(CDSC on Class A, Class C and    Brokerage         Other
    R Shares Retained)(1)       Commissions   Compensation(2)
-----------------------------   -----------   ---------------
           $16,471                  $-0-           $3,230

(1) The distributor has sold its rights to collect a substantial portion of the distribution fees paid by the Fund in respect of Class B shares and any CDSC imposed on redemptions of Class B shares to the Purchasers in connection with an arrangement discussed above under "Rule 12b-1 Plan."

(2) During the year ended December 31, 2008, the distributor received distribution and service fees in respect of Class B, Class C and Class R shares pursuant to the Fund's Rule 12b-1 Plan. These amounts and the arrangements pursuant to which such compensation is paid are detailed under "Rule 12b-1 Plan."

PAYMENTS TO FINANCIAL INTERMEDIARIES

The distributor and its affiliates make or support additional cash payments out of their own resources (including profits earned from providing services to the funds) to financial intermediaries, including inter-company allocation of resources or payment to affiliated broker-dealers, in connection with agreements between the distributor and financial intermediaries pursuant to which these financial intermediaries sell fund shares and provide services to their clients who are shareholders of the funds. These payments and intercompany allocations (collectively, "payments") do not change the price paid by investors and fund shareholders for the purchase or ownership of shares of the funds, and these payments are not reflected in the fees and expenses of the funds, as they are not paid by the funds. These payments are in addition to fees paid by the funds to the distributor under 12b-1 plans, which fees may be used to compensate financial intermediaries for the distribution of fund shares and the servicing of fund shareholders, or paid by the funds to the transfer agent under the transfer agent agreement or plan administration agreement, which fees may be used to support networking or servicing fees to compensate financial intermediaries for supporting shareholder account maintenance, sub-accounting, plan recordkeeping or other services provided directly by the financial intermediary to shareholders or plans and plan participants, including retirement plans, 529 plans, Health Savings Account plans, or other plans, where participants beneficially own shares of the funds.

These payments are typically made pursuant to an agreement between the distributor and the financial intermediary, and are typically made in support of marketing and sales support efforts or program and shareholder servicing, as further described below. These payments are usually calculated based on a percentage of fund assets owned through the financial intermediary and/or as a percentage of fund sales attributable to the financial intermediary. Certain financial intermediaries require flat fees instead of or in addition to these asset-based fees as compensation for including or maintaining funds on their platforms, and, in certain situations, may require the reimbursement of ticket or operational charges -- fees that a financial intermediary charges its representatives for effecting transactions in the funds. The amount of payment varies by financial intermediary, and often is significant. In addition, the amount of payments may differ based upon the type of fund sold or maintained; for instance, the amount of payments for an equity fund may differ from payments for a money-market or fixed income fund. Asset-based payments generally will be made in a range of up to 0.25% of assets or 0.25% of sales or some combination thereof. Exceptions to these general ranges will be considered on a case-by-case basis. Flat fees or annual minimum fees required by a financial intermediary in addition to such asset-based fees, are considered on a case-by-case basis.

MARKETING AND SALES SUPPORT

Payments may be paid in support of retail, institutional, plan or other fee-based advisory program distribution efforts. These payments are typically made by the distributor in its efforts to advertise to and/or educate the financial intermediary's personnel, including its registered representatives, about the fund. As a result of these payments, the distributor may obtain a higher profile and greater visibility for the fund within the financial intermediary's organization, including placement of the fund on the financial intermediary's preferred or recommended list. The distributor may also obtain greater access to sales meetings, sales representatives, and management representatives of the financial intermediary, including potentially having increased opportunity for fund representatives to participate in and/or present at conferences or seminars, sales or training programs for invited registered representatives and their clients and other events sponsored by the financial intermediary.

PROGRAM AND SHAREHOLDER SERVICING

Payments may be made in support of recordkeeping, reporting, transaction processing, and other plan administration services provided by a financial intermediary to or through retirement plans, 529 plans, Health Savings Account plans, or other plans or fee-based advisory programs but may also be made in support of certain retail advisory programs, including wrap programs. A financial intermediary may perform program services itself or may arrange with a third party to perform program services. These payments may also include services rendered in connection with fund selection and monitoring, employee enrollment and education, plan balance rollover or separation, or other similar services.

OTHER PAYMENTS

The distributor and its affiliates may separately pay financial intermediaries in order to participate in and/or present at conferences or seminars, sales or training programs for invited registered representatives and other financial intermediary employees, client and investor events and other financial intermediary-sponsored events, and for travel expenses, including lodging incurred by registered representatives and other employees in connection with prospecting, asset retention and due diligence trips. The amount of these payments varies depending upon the nature of the event. The distributor and its affiliates make payments for such events as they deem appropriate, subject to internal guidelines and applicable law.

From time to time, to the extent permitted by SEC and FINRA rules and by other applicable laws and regulations, the distributor and its affiliates may make other reimbursements or payment to financial intermediaries or their registered representatives, including non-cash compensation, in the form of gifts of nominal value, occasional meals, tickets, or other entertainment, support for due diligence trips, training and educational meetings or conference sponsorships, support for recognition programs, and other forms of non-cash compensation permissible under regulations to which these financial intermediaries and their representatives are subject. To the extent these are made as payments instead of reimbursement, they may provide profit to the financial intermediary to the extent the cost of such services was less than the actual expense of the service.

FINANCIAL INTERMEDIARY ARRANGEMENTS

The financial intermediary through which you are purchasing or own shares of funds has been authorized directly or indirectly by the distributor to sell funds and/or to provide services to you as a shareholder of funds. Investors and current shareholders may wish to take such payment arrangements into account when considering and evaluating any recommendations they receive relating to fund shares.

If you have questions regarding the specific details regarding the payments your financial intermediary may receive from the distributor or its affiliates related to your purchase or ownership of funds, please contact your financial intermediary.

                              CALCULATION OF YIELD

Yield Calculations

The following performance information relates to periods prior to December 31, 2008.

The current and effective yields of the Class A, Class B, Class C, Class I and Class R shares of the Fund may be quoted in reports, sales literature, and advertisements published by the Fund. The current yield of Class A shares is computed by determining the net change exclusive of capital changes in the value of a hypothetical pre-existing account having a balance of one share at the beginning of a seven-day calendar period, dividing the net change in account value by the value of the account at the beginning of the period, and multiplying the return over the seven-day period by 365/7. For purposes of the calculation, net change in account value reflects the value of additional shares purchased with dividends from the original share and dividends declared on both the original share and any such additional shares, but does not reflect realized gains or losses or unrealized appreciation or depreciation. Effective yield is computed by annualizing the seven-day return with all dividends reinvested in additional Fund shares.

The current and effective yields of the Fund's Class B shares, Class C shares, Class I and Class R shares are computed in the same manner as discussed above for Class A shares. Class B, Class C and Class R shares are subject to a CDSC if such shares are held for less than six years (for Class B shares), less than 18 months (for Class C shares) or less than one year (for Class R shares). Because Class B, Class C and Class R shares bear a higher distribution fee than Class A shares, the yield of Class B, Class C and Class R shares will be lower than the yield of Class A shares. Class I shares are not subject to a CDSC and do not bear any 12b-1 (distribution and service) fees.

The following are examples of the yield calculations for Class A, Class B, Class C, Class I and Class R shares for the seven-day period ended December 31, 2008.

The weighted average life to maturity of investments was 17 days at December 31, 2008.

Effective on or about June 13, 2009, the Seligman funds' Class R shares will be renamed as Class R2 shares and the Seligman funds' Class I shares will be renamed as Class R5 shares.

                                    Class A        Class B        Class C        Class I        Class R
                                 ------------   ------------   ------------   ------------   ------------
Total dividends per share
   from net investment income
   (seven days ended 12/31/08)   $0.000047810   $0.000001918   $0.000001918   $0.000047810   $0.000001918
Annualized (365 day basis)             0.0025         0.0001         0.0001         0.0025         0.0001
Average net asset value per
   share                                1.000          1.000          1.000          1.000          1.000
Annualized historical net
   yield per share (seven days
   ended 12/31/08)*                      0.25%          0.01%          0.01%          0.25%          0.01%
Effective yield (seven days
   ended 12/31/08**                      0.25%          0.01%          0.01%          0.25%          0.01%

----------
* This represents the annualized average net investment income per share for the seven days ended December 31, 2008.

** Annualized average net investment income for the same period with dividends reinvested.

The amounts paid to RiverSource Investments on and after the Acquisition were equal to 0.40% of the Fund's average daily net assets. Seligman (prior to the Acquisition) and RiverSource Investments and its affiliates (on and after the Acquisition), at their discretion, reimbursed certain class-specific expenses of certain share classes to allow those classes to maintain certain dividend rates. Absent such expense reimbursements, the dividend rates in respect of such share classes would have been lower or negative.

                              FINANCIAL STATEMENTS

The Fund's Annual Report to Shareholders for the year ended December 31, 2008, contains a portfolio of the investments of the Fund as of December 31, 2008, as well as certain other financial information as of this date. The financial statements and notes included in the Annual Report, which includes the report of the Fund's former auditors, Deloitte & Touche, LLP, Independent Registered Public Accounting Firm thereon, are incorporated herein by reference. The Annual Report will be furnished without charge to investors who request copies of this SAI. Effective May 18, 2009, Ernst & Young LLP serves as the Fund's independent auditors.

           INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota (the District Court). In response to defendant's motion to dismiss the complaint, the District Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals (the Eighth Circuit) on August 8, 2007. On April 8, 2009, the Eighth Circuit reversed summary judgment and remanded to the District Court for further proceedings.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Board of Directors/Trustees.

In September 2006, the Office of the Attorney General of the State of New York ("NYAG") commenced a civil action in New York State Supreme Court against J. &
W. Seligman & Co. Incorporated ("Seligman"), Seligman Advisors, Inc. (now know as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that the Seligman Parties permitted various persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive.

On March 13, 2009, without admitting or denying any violations of law or wrongdoing, the Seligman Parties entered into a stipulation of settlement with the NYAG and settled the claims made by the NYAG. Under the terms of the settlement, Seligman paid $11.3 million to four Seligman Funds as follows:
$150,000 to Seligman Global Growth Fund, $550,000 to Seligman Global Smaller Companies Fund, $7.7 million to Seligman Communications and Information Fund and $2.9 million to Seligman Global Technology Fund. These settlement payments are reflected in the net asset values of these four Seligman Funds. This settlement resolved all outstanding matters between the Seligman Parties and the NYAG.

In addition to the foregoing matter, the New York staff of the SEC indicated in September 2005 that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors, Inc. relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds. There have been no further developments with the SEC on this matter.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of

Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

                               GENERAL INFORMATION

CUSTODIAN. As of the date hereof, State Street Bank and Trust Company (SSBT), 801 Pennsylvania Avenue, Kansas City, Missouri 64105, serves as custodian for the Fund's portfolio securities and is located at 801 Pennsylvania Avenue, Kansas City, Missouri 64105. The Fund expects to terminate its relationship with SSBT and to hire JPMorgan Chase, N.A., located at 1 Chase Manhattan Plaza, New York, NY 10005, to serve as custodian in the near future. Currently, SSBT also maintains, under the general supervision of the RiverSource Investments, the accounting records and determines the net asset value for the Fund.

ADMINISTRATION SERVICES. Ameriprise Financial, Inc., 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, provides or compensates others to provide administrative services to the Seligman funds, as well as the other funds in the RiverSource Family of Funds. These services include administrative, accounting, treasury, and other services.

BOARD SERVICES. The funds in the RiverSource Family of Funds, including the Fund, have an agreement with Board Services Corporation (Board Services) located at 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402. This agreement sets forth the terms of Board Services' responsibility to serve as an agent of the funds for purposes of administering the payment of compensation to each independent Board member, to provide office space for use by the funds and their boards, and to provide any other services to the boards or the independent members, as may be reasonably requested.

TRANSFER, SHAREHOLDER SERVICE AND DIVIDEND PAYING AGENT. Seligman Data Corp., will serve as transfer, shareholder service and dividend paying agent to the Fund through on or about June 12, 2009, and is located at 100 Park Avenue, New York, New York 10017. In connection with the termination of the relationship between SDC and the Fund, as approved by the Fund's Board, effective on or about June 13, 2009, RiverSource Service Corporation will serve as the Fund's transfer, shareholder service and dividend paying agent. RSC is located at 734 Ameriprise Financial Center, Minneapolis, MN 55474, and performs, at cost, certain recordkeeping functions for the Fund, maintains the records of shareholder accounts and furnishes dividend paying, redemption and related services.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Effective March 18, 2009, Ernst & Young LLP, 220 S. 6th Street #1400, Minneapolis, MN 55402Two World Financial Center, New York, New York 10281, serves as the Independent Registered Public Accounting Firm for the Fund and in such capacity audits the Fund's annual financial statements and financial highlights.

On March 11, 2009, the Audit Committee of the Board of Directors recommended, and the Board of Directors, including a majority of those members who are not "interested persons" of the Fund (as defined in the 1940 Act), approved Ernst & Young LLP as the independent registered public accounting firm to serve as auditors for the Fund for 2009. Ernst & Young LLP began service as the Fund's independent registered public accounting firm effective March 18, 2009. Prior to March 11, 2009, the Fund's independent registered public accounting firm was Deloitte & Touche LLP.

The firm of Ernst & Young LLP has extensive experience in investment company accounting and auditing. Ernst & Young LLP has served as the independent registered public accounting firm for the funds in the RiverSource Family of Funds since July 2007. In connection with the Acquisition of Seligman and the Fund becoming part of the RiverSource Family of Funds, the Audit Committee and Board determined that it would be in the best interest of the Fund if one independent registered public accounting firm were to perform audit and accounting services for all funds in the RiverSource Family of Funds. Ernst & Young LLP was chosen due to the fact that the firm is familiar with RiverSource Investments and with the management and operations of the funds advised by RiverSource Investments.

The reports of Deloitte & Touche LLP on the Fund's financial statements as of and for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Fund's fiscal years ended December 31, 2008 and 2007 and the subsequent interim period preceding the appointment of Ernst & Young LLP, (a) there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference thereto in their reports on the Fund's financial statements and (b) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The Fund has furnished a copy of the above disclosure to Deloitte & Touche LLP.

During the Fund's fiscal years ended December 31, 2008 and 2007 and the subsequent interim period preceding Ernst & Young LLP's appointment, neither the Fund nor anyone on behalf of the Fund consulted with Ernst & Young LLP on any matter regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund's financial statements, and neither a written report was provided to the Fund nor oral advice was provided that Ernst & Young LLP concluded was an important factor considered by the Fund in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) either a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively.

                                                                      APPENDIX A

THE SELIGMAN FUNDS*

SELIGMAN ASSET ALLOCATION SERIES, INC.
Seligman Asset Allocation Aggressive Growth Fund
Seligman Asset Allocation Balanced Fund
Seligman Asset Allocation Growth Fund
Seligman Asset Allocation Moderate Growth Fund
Seligman Capital Fund, Inc.
Seligman Cash Management Fund, Inc.
Seligman Common Stock Fund, Inc.
Seligman Communications and Information Fund, Inc.
Seligman Core Fixed Income Fund, Inc.
Seligman Frontier Fund, Inc.
SELIGMAN GLOBAL FUND SERIES, INC.
Seligman Emerging Markets Fund
Seligman Global Smaller Companies Fund
Seligman Global Growth Fund
Seligman Global Technology Fund
Seligman International Growth Fund
Seligman Growth Fund, Inc.
SELIGMAN HIGH INCOME FUND SERIES
Seligman U.S. Government Securities Fund
Seligman High-Yield Fund
Seligman Income and Growth Fund, Inc.
Seligman LaSalle International Real Estate Fund, Inc.
SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.
Seligman LaSalle Global Real Estate Fund
Seligman LaSalle Monthly Dividend Real Estate Fund
SELIGMAN MUNICIPAL FUND SERIES, INC.
Seligman National Municipal Fund
Seligman Colorado Municipal Fund
Seligman Georgia Municipal Fund
Seligman Louisiana Municipal Fund
Seligman Maryland Municipal Fund
Seligman Massachusetts Municipal Fund
Seligman Michigan Municipal Fund
Seligman Minnesota Municipal Fund
Seligman Missouri Municipal Fund
Seligman New York Municipal Fund
Seligman Ohio Municipal Fund
Seligman Oregon Municipal Fund
Seligman South Carolina Municipal Fund
SELIGMAN MUNICIPAL SERIES TRUST
Seligman California Municipal High-Yield Fund
Seligman California Municipal Quality Fund
Seligman Florida Municipal Fund
Seligman North Carolina Municipal Fund
Seligman New Jersey Municipal Fund, Inc.
Seligman Pennsylvania Municipal Fund Series
SELIGMAN PORTFOLIOS, INC.
Seligman Capital Portfolio
Seligman Cash Management Portfolio
Seligman Common Stock Portfolio
Seligman Communications and Information Portfolio
Seligman Global Technology Portfolio
Seligman International Growth Portfolio
Seligman Investment Grade Fixed Income Portfolio
Seligman Large-Cap Value Portfolio
Seligman Smaller-Cap Value Portfolio
SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.
Seligman TargETFund 2045
Seligman TargETFund 2035
Seligman TargETFund 2025
Seligman TargETFund 2015
Seligman TargETFund Core
SELIGMAN VALUE FUND SERIES, INC.
Seligman Large-Cap Value Fund
Seligman Smaller-Cap Value Fund
Tri-Continental Corporation

* Effective on or about June 13, 2009, the Seligman funds will share the same policies and procedures as, and may be exchanged for shares of, the RiverSource funds, RiverSource Partners funds and Threadneedle funds.

                                                                      APPENDIX B

THE RIVERSOURCE FUNDS, RIVERSOURCE PARTNERS FUNDS, AND THREADNEEDLE FUNDS.*

RiverSource Bond Series, Inc.
RiverSource Floating Rate Fund
RiverSource Income Opportunities Fund
RiverSource Inflation Protected Securities Fund
RiverSource Limited Duration Bond Fund
RiverSource California Tax-Exempt Trust
RiverSource California Tax-Exempt Fund
RiverSource Dimensions Series, Inc.
RiverSource Disciplined Small and Mid Cap Equity Fund
RiverSource Disciplined Small Cap Value Fund
RiverSource Diversified Income Series, Inc.
RiverSource Diversified Bond Fund
RiverSource Equity Series, Inc.
RiverSource Mid Cap Growth Fund
RiverSource Global Series, Inc.
RiverSource Absolute Return Currency and Income Fund
RiverSource Emerging Markets Bond Fund
RiverSource Global Bond Fund
RiverSource Global Technology Fund
Threadneedle Emerging Markets Fund
Threadneedle Global Equity Fund
RiverSource Government Income Series, Inc.
RiverSource Short Duration U.S. Government Fund
RiverSource U.S. Government Mortgage Fund
RiverSource High Yield Income Series, Inc.
RiverSource High Yield Bond Fund
RiverSource Income Series, Inc.
RiverSource Income Builder Basic Income Fund
RiverSource Income Builder Enhanced Income Fund
RiverSource Income Builder Moderate Income Fund
RiverSource International Managers Series, Inc.
RiverSource Partners International Select Growth Fund
RiverSource Partners International Select Value Fund
RiverSource Partners International Small Cap Fund
RiverSource International Series, Inc.
RiverSource Disciplined International Equity Fund
Threadneedle European Equity Fund
Threadneedle Global Equity Income Fund
Threadneedle Global Extended Alpha Fund
Threadneedle International Opportunity Fund
RiverSource Investment Series, Inc.
RiverSource Balanced Fund
RiverSource Disciplined Large Cap Growth Fund
RiverSource Diversified Equity Income Fund
RiverSource Disciplined Large Cap Value Fund
RiverSource Mid Cap Value Fund
RiverSource Large Cap Series, Inc.
RiverSource Disciplined Equity Fund
RiverSource Growth Fund
RiverSource Large Cap Equity Fund
RiverSource Large Cap Value Fund
RiverSource Managers Series, Inc.
RiverSource Partners Aggressive Growth Fund
RiverSource Partners Fundamental Value Fund
RiverSource Partners Select Value Fund
RiverSource Partners Small Cap Equity Fund
RiverSource Partners Small Cap Value Fund
RiverSource Market Advantage Series, Inc.
RiverSource Portfolio Builder Aggressive Fund
RiverSource Portfolio Builder Conservative Fund
RiverSource Portfolio Builder Moderate Aggressive Fund
RiverSource Portfolio Builder Moderate Conservative Fund
RiverSource Portfolio Builder Moderate Fund
RiverSource Portfolio Builder Total Equity Fund
RiverSource S&P 500 Index Fund
RiverSource Small Company Index Fund
RiverSource Money Market Series, Inc.
RiverSource Cash Management Fund
RiverSource Sector Series, Inc.
RiverSource Dividend Opportunity Fund
RiverSource Real Estate Fund
RiverSource Selected Series, Inc.
RiverSource Precious Metals and Mining Fund
RiverSource Series Trust
RiverSource 120/20 Contrarian Equity Fund
RiverSource Retirement Plus 2010 Fund
RiverSource Retirement Plus 2015 Fund
RiverSource Retirement Plus 2020 Fund
RiverSource Retirement Plus 2025 Fund
RiverSource Retirement Plus 2030 Fund
RiverSource Retirement Plus 2035 Fund
RiverSource Retirement Plus 2040 Fund
RiverSource Retirement Plus 2045 Fund
RiverSource Short Term Investments Series, Inc.
RiverSource Short-Term Cash Fund
RiverSource Special Tax-Exempt Series Trust
RiverSource Minnesota Tax-Exempt Fund
RiverSource New York Tax-Exempt Fund
RiverSource Strategic Allocation Series, Inc.
RiverSource Strategic Allocation Fund
RiverSource Strategic Income Allocation Fund
RiverSource Strategy Series, Inc.
RiverSource Equity Value Fund
RiverSource Partners Small Cap Growth Fund
RiverSource Small Cap Advantage Fund
RiverSource Tax-Exempt Income Series, Inc.
RiverSource Tax-Exempt High Income Fund
RiverSource Tax-Exempt Money Market Series, Inc.
RiverSource Tax-Exempt Money Market Fund
RiverSource Tax-Exempt Series, Inc.
RiverSource Intermediate Tax-Exempt Fund
RiverSource Tax-Exempt Bond Fund
RiverSource Variable Series Trust
Disciplined Asset Allocation Portfolios - Aggressive
Disciplined Asset Allocation Portfolios - Conservative
Disciplined Asset Allocation Portfolios - Moderate
Disciplined Asset Allocation Portfolios - Moderately Aggressive
Disciplined Asset Allocation Portfolios - Moderately Conservative
RiverSource Partners Variable Portfolio - Fundamental Value Fund
RiverSource Partners Variable Portfolio - Select Value Fund
RiverSource Partners Variable Portfolio - Small Cap Value Fund
RiverSource Variable Portfolio - Balanced Fund
RiverSource Variable Portfolio - Cash Management Fund
RiverSource Variable Portfolio - Core Equity Fund
RiverSource Variable Portfolio - Diversified Bond Fund
RiverSource Variable Portfolio - Diversified Equity Income Fund
RiverSource Variable Portfolio - Global Bond Fund
RiverSource Variable Portfolio - Global Inflation Protected Securities Fund RiverSource Variable Portfolio - Growth Fund
RiverSource Variable Portfolio - High Yield Bond Fund
RiverSource Variable Portfolio - Income Opportunities Fund
RiverSource Variable Portfolio - Large Cap Equity Fund
RiverSource Variable Portfolio - Large Cap Value Fund
RiverSource Variable Portfolio - Mid Cap Growth Fund
RiverSource Variable Portfolio - Mid Cap Value Fund
RiverSource Variable Portfolio - S&P 500 Index Fund
RiverSource Variable Portfolio - Short Duration U.S. Government Fund RiverSource Variable Portfolio - Small Cap Advantage Fund
Threadneedle Variable Portfolio - Emerging Markets Fund
Threadneedle Variable Portfolio - International Opportunity Fund

* Effective on or about June 13, 2009, the Seligman funds will share the same policies and procedures as, and may be exchanged for shares of, the RiverSource funds, RiverSource Partners funds and Threadneedle funds.

APPENDIX C

                       INVESTMENT MANAGEMENT FEE SCHEDULE

The table below outlines the investment management fees, effective in the second half of 2009, to be charged to the funds by RiverSource Investments for providing investment management services. The asset charge for each calendar day of each year will be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with the fee schedule in the table below:

                                                                                ANNUAL RATE AT
                        FUND                           NET ASSETS (BILLIONS)   EACH ASSET LEVEL
----------------------------------------------------   ---------------------   ----------------
Seligman Capital Fund, Inc.                            First $1.0                    0.805%
                                                       Next $1.0                     0.765%
                                                       Over $2.0                     0.715%
Seligman Cash Management Fund, Inc.                    First $1.0                    0.330%
                                                       Next $0.5                     0.313%
                                                       Next $0.5                     0.295%
                                                       Next $0.5                     0.278%
                                                       Next $2.5                     0.260%
                                                       Next $1.0                     0.240%
                                                       Next $1.5                     0.220%
                                                       Next $1.5                     0.215%
                                                       Next $1.0                     0.190%
                                                       Next $5.0                     0.180%
                                                       Next $5.0                     0.170%
                                                       Next $4.0                     0.160%
                                                       Over $24.0                    0.150%
Seligman Communications and Information Fund, Inc.     First $3.0                    0.855%
                                                       Next $3.0                     0.825%
                                                       Over $6.0                     0.725%
Seligman Frontier Fund, Inc.                           First $750 million            0.885%
                                                       Over $750 million             0.790%
Seligman Global Fund Series, Inc.                      First $100 million             0.95%
- Seligman Global Smaller Companies Fund               Over $100 million              0.85%
Seligman Global Fund Series, Inc.                      First $2 billion               0.95%
- Seligman Global Technology Fund                      Next $2 billion                0.91%
                                                       Over $4 billion                0.87%
Seligman Growth Fund, Inc.                             First $1 billion              0.655%
                                                       Next $1 billion               0.615%
                                                       Over $2 billion               0.565%
Seligman LaSalle Real Estate Fund, Inc.                All asset levels              0.915%
- Seligman LaSalle Global Real Estate Fund
Seligman LaSalle Real Estate Fund, Inc.                All asset levels              0.855%
- Seligman LaSalle Monthly Dividend Real Estate Fund
Seligman Municipal Fund Series, Inc.                   First $1.0                    0.410%
- Seligman National Municipal Class                    Next $1.0                     0.385%
                                                       Next $1.0                     0.360%
                                                       Next $3.0                     0.335%
                                                       Next $1.5                     0.310%
                                                       Next $2.5                     0.300%
                                                       Next $5.0                     0.290%
                                                       Next $9.0                     0.280%
                                                       Next $26.0                    0.260%
                                                       Over $50.0                    0.250%

                                                                                ANNUAL RATE AT
                        FUND                           NET ASSETS (BILLIONS)   EACH ASSET LEVEL
----------------------------------------------------   ---------------------   ----------------
Seligman Municipal Fund Series, Inc.                   First $0.25                   0.410%
- Seligman Minnesota Municipal Class                   Next $0.25                    0.385%
- Seligman New York Municipal Class                    Next $0.25                    0.360%
                                                       Next $0.25                    0.345%
                                                       Next $6.5                     0.320%
                                                       Next $2.5                     0.310%
                                                       Next $5.0                     0.300%
                                                       Next $9.0                     0.290%
                                                       Next $26.0                    0.270%
                                                       Over $50.0                    0.250%
Seligman Municipal Series Trust                        First $0.25                   0.410%
- Seligman California Municipal High-Yield Series      Next $0.25                    0.385%
- Seligman California Municipal Quality Series         Next $0.25                    0.360%
                                                       Next $0.25                    0.345%
                                                       Next $6.5                     0.320%
                                                       Next $2.5                     0.310%
                                                       Next $5.0                     0.300%
                                                       Next $9.0                     0.290%
                                                       Next $26.0                    0.270%
                                                       Over $50.0                    0.250%
Seligman Portfolios, Inc.                              All asset levels              0.355%
- Seligman Capital Portfolio
Seligman Portfolios, Inc.                              All asset levels              0.355%
- Seligman Cash Management Portfolio
Seligman Portfolios, Inc.                              All asset levels              0.355%
- Seligman Common Stock Portfolio
Seligman Portfolios, Inc.                              All asset levels              0.705%
- Seligman Communications and Information Portfolio
Seligman Portfolios, Inc.                              First $2 billion               0.95%
- Seligman Global Technology Portfolio                 Next $2 billion                0.91%
                                                       Over $4 billion                0.87%
Seligman Portfolios, Inc.                              First $50 million             0.950%
- Seligman International Growth Portfolio              Next $1 billion               0.900%
                                                       Over $1.05 billion            0.860%
Seligman Portfolios, Inc.                              All asset levels              0.345%
- Seligman Investment Grade Fixed Income Portfolio
Seligman Portfolios, Inc.                              First $500 million            0.755%
- Seligman Large-Cap Value Portfolio                   Next $500 million             0.660%
                                                       Over $1 billion               0.565%
Seligman Portfolios, Inc.                              First $500 million            0.935%
- Seligman Smaller-Cap Value Portfolio                 Next $500 million             0.840%
                                                       Over $1 billion               0.745%
Seligman TargetHorizon ETF Portfolios, Inc.            First $500 million            0.455%
- Seligman TargETFund 2025                             Next $500 million             0.410%
                                                       Over $1 billion               0.365%
Seligman TargetHorizon ETF Portfolios, Inc.            First $500 million            0.455%
- Seligman TargETFund 2015                             Next $500 million             0.410%
                                                       Over $1 billion               0.365%
Seligman TargetHorizon ETF Portfolios, Inc.            First $500 million            0.455%
- Seligman TargETFund Core                             Next $500 million             0.410%
                                                       Over 1 billion                0.365%
Seligman TargetHorizon ETF Portfolios, Inc.            First $500 million            0.455%
- Seligman TargETFund 2035                             Next $500 million             0.410%
                                                       Over $1 billion               0.365%
Seligman TargetHorizon ETF Portfolios, Inc.            First $500 million            0.455%
- Seligman TargETFund 2045                             Next $500 million             0.410%
                                                       Over $1 billion               0.365%
Seligman Value Fund Series, Inc.                       First $0.5                    0.755%
- Seligman Large-Cap Value Fund                        Next $0.5                     0.660%
                                                       Over $1.0                     0.565%
Seligman Value Fund Series, Inc.                       First $0.5                    0.935%
- Seligman Smaller-Cap Value Fund                      Next $0.5                     0.840%

                                                                                ANNUAL RATE AT
                        FUND                           NET ASSETS (BILLIONS)   EACH ASSET LEVEL
----------------------------------------------------   ---------------------   ----------------
                                                       Over $1.0                     0.745%
Seligman LaSalle International Real Estate Fund, Inc.  All asset levels              0.915%
Tri-Continental Corporation                            All asset levels              0.355%

APPENDIX D

                      ADMINISTRATIVE SERVICES FEE SCHEDULE

The table below outlines the administrative services fees, effective in the second half of 2009, to be charged to the funds by Ameriprise Financial for providing administrative services. The asset charge for each calendar day of each year will be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with the fee schedule in the table below:

     FUNDS

                 ASSET LEVELS AND BREAKPOINTS IN APPLICABLE FEES

                                                                   500,000,001 -  1,000,000,001 -  3,000,000,001 -
                                                  0 - 500,000,000  1,000,000,000   3,000,000,000    12,000,000,000  12,000,000,001 +
                                                  ---------------  -------------  ---------------  ---------------  ----------------
                                                       0.080%          0.075%          0.070%           0.060%            0.050%
LaSalle Global Real Estate Fund                        0.080%          0.075%          0.070%           0.060%            0.050%
LaSalle International Real Estate Fund                 0.080%          0.075%          0.070%           0.060%            0.050%
Seligman Global Smaller Companies Fund                 0.080%          0.075%          0.070%           0.060%            0.050%
Seligman Frontier Fund                                 0.080%          0.075%          0.070%           0.060%            0.050%
Seligman Global Technology                             0.080%          0.075%          0.070%           0.060%            0.050%
Seligman Global Technology Portfolio                   0.080%          0.075%          0.070%           0.060%            0.050%
Seligman International Growth Portfolio                0.080%          0.075%          0.070%           0.060%            0.050%
Seligman Smaller-Cap Value Fund                        0.080%          0.075%          0.070%           0.060%            0.050%
Seligman Smaller-Cap Value Portfolio                   0.080%          0.075%          0.070%           0.060%            0.050%
                                                       -----           -----           -----            -----             -----
                                                       0.070%          0.065%          0.060%           0.050%            0.040%
Seligman California Municipal High Yield               0.070%          0.065%          0.060%           0.050%            0.040%
Seligman California Municipal Quality                  0.070%          0.065%          0.060%           0.050%            0.040%
Seligman Investment Grade Fixed Income Portfolio       0.070%          0.065%          0.060%           0.050%            0.040%
Seligman Minnesota Municipal Fund                      0.070%          0.065%          0.060%           0.050%            0.040%
Seligman National Municipal Fund                       0.070%          0.065%          0.060%           0.050%            0.040%
Seligman New York Municipal Fund                       0.070%          0.065%          0.060%           0.050%            0.040%
                                                       -----           -----           -----            -----             -----
                                                       0.060%          0.055%          0.050%           0.040%            0.030%
Seligman LaSalle Monthly Dividend Real Estate          0.060%          0.055%          0.050%           0.040%             0.30%
Seligman Capital Fund                                  0.060%          0.055%          0.050%           0.040%            0.030%
Seligman Capital Portfolio                             0.060%          0.055%          0.050%           0.040%            0.030%
Seligman Cash Management Fund                          0.060%          0.055%          0.050%           0.040%            0.030%

Seligman Cash Management Portfolio                     0.060%          0.055%          0.050%           0.040%            0.030%
Seligman Common Stock Portfolio                        0.060%          0.055%          0.050%           0.040%            0.030%
Seligman Communications and Information Fund           0.060%          0.055%          0.050%           0.040%            0.030%
Seligman Communications and Information
   Portfolio                                           0.060%          0.055%          0.050%           0.040%            0.030%
Seligman Growth Fund                                   0.060%          0.055%          0.050%           0.040%            0.030%
Seligman Large-Cap Value Fund                          0.060%          0.055%          0.050%           0.040%            0.030%
Seligman Large-Cap Value Portfolio                     0.060%          0.055%          0.050%           0.040%            0.030%
Seligman TargETFund 2015                               0.060%          0.055%          0.050%           0.040%            0.030%
Seligman TargETFund 2025                               0.060%          0.055%          0.050%           0.040%            0.030%
Seligman TargETFund 2035                               0.060%          0.055%          0.050%           0.040%            0.030%
Seligman TargETFund 2045                               0.060%          0.055%          0.050%           0.040%            0.030%
Seligman TargETFund Core                               0.060%          0.055%          0.050%           0.040%            0.030%
Tri-Continental Corporation                            0.060%          0.055%          0.050%           0.040%            0.030%